Exhibit 99.1

Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders of

Medical Device Alliance Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Medical Device Alliance Inc. and its subsidiaries (the “Company”) as of December 31, 2002, 2001, 2000, 1999 and 1998, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit) and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Device Alliance Inc. and subsidiaries as of December 31, 2002, 2001, 2000, 1999 and 1998, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/    BDO Seidman, LLP

New York, New York

June 20, 2003, except for Note 13,

as to which the date is October 23, 2003

Report of Independent Certified Public Accountants

To the Board of Directors and Shareholders of

Medical Device Alliance Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Medical Device Alliance Inc. and its subsidiaries (the “Company”) as of December 31, 1997, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Device Alliance Inc. and subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations which raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    Farber & Hass, LLP

Oxnard, California

August 7, 1998

Medical Device Alliance Inc.

and Subsidiaries

Consolidated Balance Sheets

December 31,	2002	2001	2000	1999	1998	1997
Assets
Current:
Cash and cash equivalents	$8,501,162	$169,363	$308,142	$7,105	$402,124	$3,746,577
Receivables, less reserves of $-0-, $1,104,261, $1,712,743, $2,672,000, $3,548,000 and $1,306,000, respectively:
Trade	568,629	327,944	522,079	155,998	448,047	2,082,594
Miscellaneous (Note 2)	—	2,500,000	—	—	—	—
Related parties	—	—	—	—	—	296,956
Others	—	—	—	—	—	651,233
Inventories	1,298,042	1,081,503	1,057,500	735,798	3,801,383	4,402,520
Investments (Note 4)	162,059	29,094,280	—	—	—	1,283,214
Prepaid expenses and other current assets	69,009	22,099	—	—	—	848,154

Total current assets	10,598,901	33,195,189	1,887,721	898,901	4,651,554	13,311,248

Property and equipment:
Leasehold improvements	—	84,506	84,506	84,506	84,506	73,076
Furniture and equipment	691,276	1,560,869	1,409,712	1,582,337	1,567,921	1,788,091
Less: Accumulated depreciation and amortization	(241,522)	(1,167,455)	(1,041,418)	(1,169,995)	(812,622)	(214,035)

Net property and equipment	449,754	477,920	452,800	496,848	839,805	1,647,132

Receivables, net of current portion:
Trade	—	—	—	—	—	30,543
Related parties	—	—	—	—	—	4,873,192
Employees	—	—	—	—	—	238,760

Total receivables	—	—	—	—	—	5,142,495

Investments, long-term	—	—	4,991,250	4,991,250	4,991,250	1,885,044

Goodwill, net of accumulated amortization of $1,163,556, $1,163,556, $814,531, $253,000, $576,000 and $104,000, respectively	3,898,423	3,902,659	4,251,664	4,811,061	5,076,386	417,635

Other assets	15,291	—	23,447	68,857	39,661	42,995

	$14,962,369	$37,575,768	$11,606,882	$11,266,917	$15,598,656	$22,446,549

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,173,923	$8,576,989	$6,232,063	$4,700,309	$3,921,699	$3,236,920
Due to related parties, net	—	—	3,147,931	2,864,163	1,066,112	645,254
Accrued expenses and other liabilities:
Salaries	87,706	192,584	115,972	19,929	126,861	—
Accrued income taxes	1,400,000	—	—	—	—	—
Litigation settlement	—	5,690,000	—	—	—	—
Margin principal and interest	—	1,586,040	1,454,897	1,599,354	1,361,442	—
Other	120,450	91,446	582,468	1,082,486	727,572	306,886

Total current liabilities	2,782,079	16,137,059	11,533,331	10,266,241	7,203,686	4,189,060

Convertible debentures	—	—	—	—	—	4,498,740

Series B redeemable preferred stock (Note 5)	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	—

Redeemable shares of common stock (Note 12)	—	8,175,252	—	—	—	—

Commitments and contingencies (Note 8)
Stockholders’ equity (deficit):
Series A preferred stock - $.001 par value; 20,000,000 shares authorized; -0-, -0-, -0-, -0-, -0- and 2,657,085 shares issued and outstanding, respectively	—	—	—	—	—	2,657
Common stock - $.001 par value; 50,000,000 shares authorized;8,876,155, 8,876,155, 10,212,572, 10,212,572, 6,800,000 and 5,889,600 shares issued at December 31, 2002, 2001, 2000, 1999, 1998 and 1997, respectively	8,876	8,876	10,213	10,213	10,213	6,800
Additional paid-in capital	19,734,021	19,720,521	27,894,436	27,892,186	27,892,186	22,931,373
Accumulative comprehensive income, net	—	15,425,939	—	—	—	—
Less: Notes receivable	—	—	(79,407)	(79,407)	(79,407)	(261,665)
Accumulated deficit	(12,562,607)	(26,891,879)	(32,751,691)	(31,822,316)	(24,428,022)	(8,920,416)
Treasury stock (2,005,000 common shares at December 31, 2002), at cost (Note 2)	—	—	—	—	—	—

Total stockholders’ equity (deficit)	7,180,290	8,263,457	(4,926,449)	(3,999,324)	3,394,970	13,758,749

	$14,962,369	$37,575,768	$11,606,882	$11,266,917	$15,598,656	$22,446,549

See accompanying notes to consolidated financial statements.

Medical Device Alliance Inc.

and Subsidiaries

Consolidated Statements of Operations and

Comprehensive Income (Loss)

Year ended December 31,	2002	2001	2000	1999	1998	1997
Revenues:
Product sales	$3,624,159	$7,223,258	$6,065,845	$2,933,105	$8,928,311	$10,935,286
Other	3,240	25,775	19,908	66,934	52,899	—

Total revenues	3,627,399	7,249,033	6,085,753	3,000,039	8,981,210	10,935,286

Costs and expenses:
Cost of product sales	1,256,505	2,900,085	2,837,812	2,340,311	5,183,653	4,462,657
Selling, general and administrative	5,385,098	2,225,058	3,062,618	7,009,946	17,831,057	10,883,217
Research and development	614,091	578,254	485,623	415,038	817,351	1,017,487
Depreciation and amortization	155,606	475,104	604,139	624,880	1,179,023	418,650
Provision on long-term receivables from related parties	—	—	—	—	—	2,000,000

Total costs and expenses	7,411,300	6,178,501	6,990,192	10,390,175	25,011,084	18,782,011

Operating income (loss)	(3,783,901)	1,070,532	(904,439)	(7,390,136)	(16,029,874)	(7,846,725)
Other income (loss), net (including interest income of $33,342 in 2002, $29,848 in 2001, $40,125 in 2000, $31,646 in 1999, $572,156 in 1998 and $544,934 in 1997) (Note 11)	4,089,766	(3,887,811)	(24,936)	(4,158)	—	—
Net gain on sale of investment securities (Note 2)	24,100,498	—	—	—	—	—

Income (loss) before taxes on income	24,406,363	(2,817,279)	(929,375)	(7,394,294)	(16,029,874)	(7,846,725)
Deferred tax benefit (expense)	(8,677,091)	8,677,091	—	—	—	—
Provision for state income taxes	(1,400,000)	—	—	—	—	—

Net income (loss)	14,329,272	5,859,812	(929,375)	(7,394,294)	(16,029,874)	(7,846,725)
Other comprehensive income - unrealized gain on investments - net of tax benefit of $8,677,091 in 2001	—	15,425,939	—	—	522,268	624,675

Comprehensive income (loss)	$14,329,272	$21,285,751	$(929,375)	$(7,394,294)	$(15,507,606)	$(7,222,050)

Net income (loss) per common share:
Basic	$1.67	$0.58	$(0.09)	$(0.72)	$(1.64)	$(1.09)
Diluted	1.67	0.58	(0.09)	(0.72)	(1.64)	(1.09)

See accompanying notes to consolidated financial statements

Medical Device Alliance Inc.

and Subsidiaries

Consolidated Statements of Stockholders’ Equity (Deficit)

Years ended December 31, 2002, 2001, 2000, 1999, 1998 and 1997

	Preferred stock		Common stock		Additional paid-in capital	Notes receivable	Accumulated deficit	Accumulated comprehensive income	Treasury stock		Total
	Shares	Amount	Shares	Amount					Number of shares	Cost
Balance, January 1, 1997	—	$—	5,889,600	$5,890	$4,200,410	$(37,500)	$(1,698,366)	$—	—	$—	$2,470,434
Issuance of common stock	—	—	910,400	910	4,295,789	(224,165)	—	—	—	—	4,072,534
Issuance of preferred stock	2,657,085	2,657	—	—	14,435,174	—	—	—	—	—	14,437,831
Net loss	—	—	—	—	—	—	(7,222,050)	—	—	—	(7,222,050)

Balance, December 31, 1997	2,657,085	2,657	6,800,000	6,800	22,931,373	(261,665)	(8,920,416)	—	—	—	13,758,749
Net collections of subscriptions receivable	—	—	(1,833)	(1)	(9,163)	182,258	—	—	—	—	173,094
Conversion of preferred stock to common stock (Series A)	(2,657,085)	(2,657)	2,657,085	2,657	—	—	—	—	—	—	—
Conversion of debentures to common stock	—	—	801,320	801	5,247,933	—	—	—	—	—	5,248,734
Other	—	—	(44,000)	(44)	(277,957)	—	—	—	—	—	(278,001)
Net loss	—	—	—	—	—	—	(15,507,606)	—	—	—	(15,507,606)

Balance, December 31 1998	—	—	10,212,572	10,213	27,892,186	(79,407)	(24,428,022)	—	—	—	3,394,970
Net loss	—	—	—	—	—	—	(7,394,294)	—	—	—	(7,394,294)

Balance, December 31, 1999	—	—	10,212,572	10,213	27,892,186	(79,407)	(31,822,316)	—	—	—	(3,999,324)
Issuance of non-voting common stock	—	—	—	—	2,250	—	—	—	—	—	2,250
Net loss	—	—	—	—	—	—	(929,375)	—	—	—	(929,375)

Balance, December 31, 2000	—	—	10,212,572	10,213	27,894,436	(79,407)	(32,751,691)	—	—	—	(4,926,449)
Reclassification of shares to redeemable stock	—	—	(1,336,417)	(1,337)	(8,173,915)	—	—	—	—	—	(8,175,252)
Unrealized gain on investment	—	—	—	—	—	—	—	24,103,030	—	—	24,103,030
Deferred tax benefit on unrealized gain on investment	—	—	—	—	—	—	—	(8,677,091)	—	—	(8,677,091)
Notes/subscriptions receivable written off	—	—	—	—	—	79,407	—	—	—	—	79,407
Net income	—	—	—	—	—	—	5,859,812	—	—	—	5,859,812

Balance, December 31, 2001	—	—	8,876,155	8,876	19,720,521	—	(26,891,879)	15,425,939	—	—	8,263,457
Redemption of common stock from settlement (Note 2)	—	—	—	—	—	—	—	—	(2,005,000)	—	—
Issuance of non-voting common stock	—	—	—	—	13,500	—	—	—	—	—	13,500
Realized gain on investment	—	—	—	—	—	—	—	(24,103,030)	—	—	(24,103,030)
Deferred tax provision on realized gain on investment	—	—	—	—	—	—	—	8,677,091	—	—	8,677,091
Net income	—	—	—	—	—	—	14,329,272	—	—	—	14,329,272

Balance, December 31, 2002	—	$—	8,876,155	$8,876	$19,734,021	$—	$(12,562,607)	$—	(2,005,000)	$—	$7,180,290

See accompanying notes to consolidated financial statements.

Medical Device Alliance Inc. and Subsidiaries Consolidated Statements of Cash Flows

Year ended December 31,	2002	2001	2000	1999	1998	1997
Cash flows from operating activities:
Net income (loss)	$14,329,272	$5,859,812	$(929,375)	$(7,394,294)	$(15,507,606)	$(7,222,050)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred tax provision (benefit)	8,677,091	(8,677,091)	—	—	—	—
Depreciation and amortization	155,606	475,042	604,139	610,770	1,180,954	298,481
Provision for loss on trade accounts receivable	(1,104,261)	(608,482)	(959,037)	(876,211)	2,242,327	—
Gain on sale of securities investment	(24,100,498)	—	—	—	—	—
(Gain) loss on sale or disposal of fixed assets	116,160	20,407	(67,262)	—	514,149	—
Provision on long-term receivables from related parties	—	—	—	—	(103,883)	2,000,000
Amortization of debenture issuance costs	—	—	—	—	—	120,169
Changes in operating assets and liabilities:
Trade receivables	863,576	802,617	592,956	1,168,260	73,996	(2,461,665)
Miscellaneous receivables	2,500,000	(2,500,000)	—	—	—	—
Inventories	(216,539)	(24,003)	(321,702)	3,065,585	601,137	(3,558,129)
Prepaid expenses and other current assets	(46,910)	1,348	45,410	(40,594)	819,891	(364,154)
Accounts payable and other liabilities	(13,357,512)	7,751,659	1,223,651	1,264,504	2,254,626	3,926,426

Net cash provided by (used in) operating activities	(12,184,015)	3,101,309	188,780	(2,201,980)	(7,924,409)	(7,260,922)

Cash flows from investing activities:
Net sales/maturities (purchases) of investments	28,932,221	—	—	—	4,680,758	(3,168,258)
Purchases of property and equipment	(243,600)	(171,564)	(208,432)	(14,714)	(311,471)	(1,850,428)
Proceeds from sale of fixed assets	—	—	275,000	—	—	—
Net advances to related parties and employees	—	(3,147,931)	43,439	1,798,051	(490,101)	(7,408,908)
Intangible and other assets	(11,055)	—	—	23,624	55,683	(85,340)

Net cash provided by (used in) investing activities	28,677,566	(3,319,495)	110,007	1,806,961	3,934,869	(12,512,934)

Cash flows from financing activities:
Payment on redeemable common shares	(8,175,252)	—	—	—	—	—
Proceeds from issuance of:
Common stock	—	—	—	—	—	4,552,000
Preferred stock	—	—	—	—	—	15,942,510
Convertible debentures	—	—	—	—	749,994	4,859,246
Stock and debenture issuance costs	—	—	—	—	—	(2,240,655)
Proceeds from issuance of common stock of subsidiary	13,500	—	2,250	—	—	—
Net change in notes receivable	—	79,407	—	—	173,093	(224,165)
Other	—	—	—	—	(278,000)	—

Net cash provided by (used in) financing activities	(8,161,752)	79,407	2,250	—	645,087	22,888,936

Net increase (decrease) in cash and cash equivalents	8,331,799	(138,779)	301,037	(395,019)	(3,344,453)	3,115,080
Cash and cash equivalents, beginning of year	169,363	308,142	7,105	402,124	3,746,577	631,497

Cash and cash equivalents, end of year	$8,501,162	$169,363	$308,142	$7,105	$402,124	$3,746,577

See accompanying notes to consolidated financial statements.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

1.	The Company	Medical Device Alliance Inc. (“MDA” or the “Company”), a Nevada corporation, was formed on September 11, 1995 to acquire, develop, and market medical and surgical devices on a global basis. In November 1996, MDA formed a wholly-owned subsidiary, LySonix Incorporated, which was headquartered in Carpinteria, California, and MDA Capital Incorporated, which is located at the corporate headquarters in Las Vegas, Nevada. LySonix developed and marketed ultrasonic surgical systems and related products, and MDA Capital Incorporated provided financing programs to customers of LySonix. In September 1998, the Company completed the acquisition of Parallax, an entity primarily engaged in product development for vertebroplasty procedures in the niche spinal/orthopedic market.

The Company has incurred net operating losses since inception and expects to continue to incur such losses unless and until its products successfully achieve commercial viability. In addition, a significant portion of its contributed capital was advanced to an affiliated entity, the repayment of which was primarily with long-term assets. These and other factors caused a severe liquidity problem at the Company. Management of the Company has developed an operating plan that it believes will generate sufficient cash flow to enable the Company to conduct its operations in the normal course of business.

Management Plans

Management believes the settlement agreements in the Ahr Matter, McGhan matter and Inamed matter along with the settlement of the Mentor patent litigation will allow the Company to implement a normalized business plan (see Note 2). The Company’s business plan focuses primarily on the development and expansion of the Company’s Parallax Medical, Inc. subsidiary. Management also believes that it has the means through forecasted Parallax sales, conservative business practices and its current cash position to fund operations for at least the next 12 months (Note 12).

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

2.	Recent Developments	The District Court of Clark County Nevada (the “Court”), by order dated June 29, 1999 (The “Receivership Action), appointed George C. Swarts as receiver (the “Receiver”) of Medical Device Alliance Inc. and its subsidiaries (the ”Company” or “MDA”). The Court took this action as a result of the case of Robert Ahr, et. al. v. Medical Device Alliance Inc., Case No. A400852 (the “Ahr Matter”). Subsequent to such appointment, the Receiver, pursuant to Nevada law, assumed all of the Company’s day-to-day activities and management of assets. As required by Nevada law, the Receiver filed reports (the “Report”) to the Court to inform the Court of the progress of the receivership (the “Receivership”), and the Receiver’s plans for the Company’s future.

The Ahr Matter related to certain of MDA’s shareholders (the “Ahr Shareholders”) that purchased shares of the Company’s stock for approximately $8,200,000 in three different private placement offerings conducted prior to the Receivership. The plaintiffs in the Ahr Matter were seeking rescission and damages based upon theories of intentional misrepresentation, negligent misrepresentation, unjust enrichment, breach of fiduciary duty, breach of warranty, securities fraud and RICO based on the conduct of the Company’s former officers and directors.

In September 1999, the Court denied motions filed by Donald K. McGhan (“McGhan”), the Company’s former Chairman, to terminate the Receivership and appoint a new Board of Directors, and to amend the Company’s bylaws to expand the Board of Directors. However, the Court did grant McGhan’s motion to amend the Receivership Action to add MDA’s former directors and permit McGhan to intervene in the Receivership Action. McGhan appealed the denied motions to the Supreme Court in the State of Nevada (the ”Supreme Court”). Oral arguments on the appeal were heard in June 2000. In August 2000, the Supreme Court unanimously concluded that the Court had jurisdiction to appoint the Receiver for MDA, affirmed the order appointing the Receiver and denied McGhan’s motion to terminate the Receivership.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

The Receiver, on the Company’s behalf, has initiated in the Nevada District Court two independent lawsuits for items that were discovered by the Receiver during the Receivership. The first action, George C. Swarts, Receiver, et.al. v. Donald K. McGhan, et. al., (Case No. A407895), was filed on September 8, 1999 against McGhan and his children, Nikki M. Pomeroy and Lon L. McGhan (the “McGhan Matter”). The Complaint asserts, among other things, claims for various fiduciary breaches and civil conspiracy and is based on the same or similar wrongful conduct as alleged in the Ahr Matter. McGhan and his children answered and counterclaimed for: (i) rescission and restitution of the common stock of Inamed Corporation, a Delaware Corporation [NMS: IMDC] (“Inamed”) and other value conferred on MDA and (ii) conversion. McGhan also filed additional counterclaims on behalf of other of McGhan’s related entities, including McMark LP (“McMark”), a Nevada limited partnership, McGhan Management Corporation, a Nevada Corporation, and International Integrated Industries LLC, a Nevada limited liability company (“III”).

The other action, George C. Swarts, Receiver, et.al. v. Donald K. McGhan, et. al., (Case No. A408801), was filed on September 30, 1999 in the District Court in Clark County, Nevada against McGhan, Pomeroy and Wedbush Morgan Securities (“Wedbush”) (the “Wedbush Matter”). In the Wedbush Matter, claims for conversion, claim and delivery, constructive trust, declaratory relief, injunctive relief and conspiracy were alleged due to McGhan’s pledge (with the assistance of Pomeroy and the Certificate of Secretary executed by her authorizing the pledge) of the Company’s 660,000 shares of Inamed stock as collateral for McGhan’s personal margin account maintained at Wedbush (the “Inamed Stock”). Despite the Receiver’s repeated requests, on MDA’s behalf, for the return of the Inamed Stock and offers of proof as to the Company’s rightful ownership of the Inamed Stock, Wedbush refused to release the Inamed Stock to the Company. On May 25, 2001, MDA amended the Company’s complaint to include Inamed as a defendant in the Wedbush Matter (the “Inamed Matter”).

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

In October 1999, another group of MDA shareholders (the ”Corcoran Shareholders”) moved to intervene in the Receivership Action. The Corcoran Shareholders also made an unsuccessful motion to terminate the Receivership in November 1999.

On or about January 4, 2000, the Ahr Shareholders filed their Amended Complaint adding members of the Company’s Board of Directors prior to the Receivership as named Defendants and dropping one of the counts in their lawsuit. In January 2000, the Receiver successfully moved to consolidate the Ahr, McGhan and Wedbush Matters into one consolidated case under Consolidated Case No. A400852 (Consolidated Case Nos. A408801, A407895, and A427315) in the District Court, Clark County, Nevada under the caption Robert Ahr, et.al. vs. Medical Device Alliance, Inc.

In April 2000, the Receiver sought and obtained from the Court an order directing McGhan to turn over to the Receiver certain furniture belonging to the Company that McGhan was utilizing for his own use and the warrants issued by Inamed. McGhan elected to purchase the furniture from MDA for $275,000 and returned the Inamed warrants for 260,000 shares of Inamed Stock (the “Inamed Warrant”) to MDA. Inamed took the position, however, that the Inamed Warrant was subject to various restrictions, thus making them not negotiable for sale.

On or about August 9, 2000, McGhan filed a motion to disqualify Judge Nancy M. Saitta, the presiding judge over the now consolidated cases in the District Court in Nevada. On November 2, 2000, Judge Lee A. Gates issued an Order Denying the Motion to disqualify Judge Saitta citing that Judge Saitta was not biased or prejudiced in the matters regarding McGhan and that her decisions were not subject to nor influenced by bias or prejudice nor did she act in a manner to give the appearance of bias or prejudice and that she acted properly pursuant to the codes of judicial conduct in applying the law and procedure in this case.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

On December 21, 2001, the Company received the approval of the Judge for settlements in the Ahr Matter, McGhan Matter and Inamed Matter. While not admitting liability or fault, each party to the respective lawsuits agreed to certain terms and conditions to effect the resolution of their claims. The following is a summary of the material settlement terms that were approved by the Court.

The McGhan Matter settlement, as approved by the Court on December 21, 2001, contained the following material provisions. Unless otherwise defined below, capitalized terms have the meaning given to them in the Settlement Agreements:

•	McGhan, Jim J. McGhan, III, Management, McGhan Management L.P., McMark, MDA Equity Performance Global Asset Management, L.P., Executive Flite Management, Inc., SMM Charitable Unitrust, TLC Family L.P., Nikki M. Pomeroy, Shirley M. McGhan and Lon L. McGhan (collectively, the “McGhan Matter Defendants”) relinquished and transferred to the Company any and all interest in 150,000 shares of the 200,000 shares (the “Lease Shares”) of Inamed stock that secures the lease for the 18th floor for office space used by McGhan at 3800 Howard Hughes Parkway, Las Vegas, Nevada (the “Las Vegas Lease”). Subsequent to the McGhan Matter Settlement, Inamed agreed to release the Company’s portion of the Lease Shares and the Company received the Leased Shares on May 2, 2002.

•	Each McGhan Matter Defendant relinquished and surrendered to the Company any interest it had, has or may have in the future, in the Inamed Warrant issued pursuant to a Letter Agreement dated July 8, 1998.

•	Each McGhan Matter Defendant provided any and all documentation required by law or otherwise to remove the restrictive legend related to 150,000 shares of Inamed stock.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

•	Each McGhan Matter Defendant agreed to forgive any claim it presently has, or may have in the future, against the Company for, among other things, unpaid rent, taxes or other charges to the Company or its subsidiaries by any McGhan Matter Defendant or McGhan Matter Defendant’s related entity, including but not limited to, any charges, fees or costs relating to or arising out of the Company’s lease and the use of the commercial building located in Carpinteria, California (the “Carpinteria Facility”), or for aircraft or related charges by Executive Flite Management, or for consulting or other charges by Management, or any employment or consulting agreement by and between the Company or its subsidiaries and any other McGhan Matter Defendant’s entity.

•	The Company agreed to relinquish and release to the McGhan Matter Defendants any and all right, title or interest in the Carpinteria Facility.

•	On the first business day following the expiration of the redemption period prescribed by in the Ahr Matter discussed below, the McGhan Matter Defendants collectively will relinquish and return to the Company one and one-half (1.5) shares of McGhan Matter Defendants’ holdings in the Company’s stock for each and every share redeemed by the Ahr Plaintiffs. In November 2002, the McGhan Matter Defendants relinquished an aggregate of 2,005,000 shares, which were recorded as treasury shares at no cost.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

•	Each McGhan Matter Defendant agrees that any shares that are not returned to the Company will be subject to voting restrictions. The voting restrictions will limit each McGhan Matter Defendant’s voting rights solely to the right to vote their respective shares of the Company’s stock for either: (i) a proposed merger by the Company with another company; or (ii) the sale of substantially all Company assets. With respect to any other vote, the McGhan Matter Defendants agreed to deliver an irrevocable proxy for a term of seven (7) years, directing that all the McGhan Matter Defendants’ shares as of the date that the Court approved the settlement be voted in accordance with the majority vote of non-McGhan Matter Defendant owned shares. In the event that the Company becomes a Publicly Held Company or merges with a Publicly Held Company, the voting restrictions provided for shall be automatically lifted and the otherwise irrevocable proxy will be deemed revoked. For purposes of this Agreement, “Publicly Held Company” refers to any company listed on the following exchanges: AMEX, NASDAQ or NYSE.

•	McGhan Matter Defendants further agreed that neither McGhan, Shirley McGhan, Pomeroy, Lonnie L. McGhan, Jimmy J. McGhan, nor any other member of the McGhan family will serve as one of the Company’s officers or directors, unless and until it becomes a Publicly Held Company or merges with a Publicly Held Company.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

•	The Company agreed that it will not seek enforcement of the Court’s December 6, 2001 Order sanctioning McGhan personally in the amount of $104,612.72. McGhan was ordered to reimburse MDA in the amount of $104,612.72 for attorneys’ fees, costs and expenses unnecessarily incurred when the Court determined that McGhan expressly violated the Court’s Order appointing the Receiver by orchestrating the filing of bankruptcy petitions for the Company and its two wholly-owned subsidiaries, LySonix, Inc and Parallax Medical, Inc. in Santa Barbara, California. The Court held that in light of the fact that the order appointing the Receiver spelled out the details of the Receivership in clear, specific and unambiguous terms and that McGhan knew exactly the duties or obligations imposed on him, McGhan’s actions with respect to the California bankruptcy filings were a direct violation of the Court’s Order. Ultimately, the Receiver caused the bankruptcy proceedings to be dismissed by the Bankruptcy Court in California.

The Inamed Matter settlement, as approved by the Court on December 21, 2001, contained the following material items:

•	Inamed paid the Company $2,500,000 in 2002. The Company accounted for these monies in the consolidated statements of operations and comprehensive income (loss) in other income (loss), net (see Note 11) in the year ended December 31, 2001.

•	Inamed removed any and all of the restrictive legends that appeared on the Inamed Stock and Inamed Warrant.

•	Inamed acknowledged that the specific restrictive legends placed on the Inamed Stock referencing Rule 144 of the Securities Act of 1933 did not apply to the Inamed Stock.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

•	The Company agreed not to sell more than 10,000 shares per day of its Inamed Stock. In addition, the amount of Inamed Stock that it can sell in any month will be capped at 100,000 shares. The Company can also sell, at its own expense, some or all of its Inamed Stock in a private sale in a manner that will not adversely affect the market for Inamed’s Stock, as determined by Inamed. Or, the Company can sell some or all of its Inamed stock at its own expense in a “secondary” offering in cooperation with Inamed, using an underwriter selected by the Company and acceptable to Inamed.

The Ahr Matter settlement as approved by the Court on December 21, 2001 requires the Company to reimburse to each of the Ahr Plaintiffs the entire amount of their initial investment in the Company in exchange for relinquishment of each Ahr Plaintiff’s shares in the Company. Or, instead of receiving such cash payment, each Ahr Plaintiff will have the option to reaffirm its desire to purchase the Company’s stock and elect to remain as one of its shareholders. If the Ahr Plaintiffs elect to receive cash, the payments will be made at the earlier of: (1) thirty (30) days after a finding by the Court that the Inamed Settlement is a good faith settlement, which date occurred on January 4, 2002; (2) thirty (30) days after entry of final judgment in the Ahr Matter; or (3) thirty (30) days after entry of a final, dispositive settlement date of all claims in the Wedbush and McGhan Matters, which date occurred on April 4, 2002 (the ”Closing Date”). The Company has the ability to extend the Closing Date in the event that it has less than fifty million dollars ($50,000,000) in gross assets, including the twenty-five million dollars ($25,000,000) value allocated to its wholly-owned subsidiary, Parallax Medical, Inc., but in no event shall the Closing Date be extended for longer than six (6) months from February 3, 2002. In the event of an extension of the Closing Date, the Company is required to make monthly payments (prorated to the Ahr Plaintiffs and their attorneys) with the amount of its assets greater than thirty-seven million dollars ($37,000,000) less agreed-upon deductions.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

• On April 4, 2002, the Company received the approval of the Judge for a settlement in the Wedbush Matter. While not admitting liability or fault, Wedbush agreed to certain terms and conditions to effect the resolution of the Company’s claim and the Company agreed to dismiss its case. The material settlement terms that were approved by the Court called for a cash payment by Wedbush to the Company in the amount of $4 million payable no later than May 4, 2002. The Company received the payment from Wedbush on May 6, 2002, which was recognized as income in fiscal year 2002.

As a result of the settlement of the litigation and the removal of the restrictions on the Inamed shares, the shares were valued at the current market price as of December 31, 2001. The relinquishment of each of the plaintiffs’ shares in the Company have been reclassified out of paid-in capital and presented as redeemable shares of common stock as of December 31, 2001. The total payments and settlements have been accounted for in the financial statements (see Note 11).

Based upon the settlement, subsequent to December 31, 2001, MDA began selling the shares pursuant to the agreement generating proceeds of approximately $32.2 million through December 31, 2002. At December 31, 2002, MDA had 5,200 shares of Inamed remaining to be sold with a fair value at that date of approximately $160,000. In addition, it collected $2.5 million in cash from Inamed and $4.0 million from Wedbush in 2002. The Company used these proceeds to settle outstanding obligations under the agreements and to reimburse each of the Plaintiffs the entire amount of this initial investment in exchange for relinquishment of each Plaintiff’s shares in the Company. The total payments for settlements, outstanding liabilities (consisting of accrued professional fees) and rescission of the shares approximated $20 million. The accompanying consolidated balance sheet presents the exchanged shares as redeemable shares of common stock in the amount of $8.2 million as of December 31, 2001. In July 2002, the $8.2 million balance due under the redeemable shares was paid to stockholders. The

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

following table summarizes the aforementioned proceeds and uses the funds from the settlement through December 31, 2002 (in millions):

Gross proceeds from sale of Inamed	$32.2	(2)
Cash received from Wedbush	4.0	(2)
Cash received from Inamed	2.5	(1)

Total proceeds	38.7
Less:
Redeemable common stock	8.2	(1)
AHR attorneys	4.0	(1)
MDA attorneys	4.8	(1)
Receivership expenses	2.1	(3)
Mentor settlement	1.7	(1)
Wedbush interest	1.6	(1)

Net working capital	$16.3

(1)	Amounts recorded as of or during the period ended December 31, 2001. The expenses are recorded in accounts payable or accrued expenses at December 31, 2001 and were either paid or received in 2002.
(2)	Revenues from these matters were recorded and received in 2002.
(3)	Amount relates to period from June 1999 to December 2002.

On April 29, 2002, an agreement was entered into between MDA/LySonix, Misonix, Mentor and Sonique, the owner of the 491 patent assigned to Mentor. This agreement called for Misonix to purchase certain assets of LySonix, the settlement of the patent infringement case, and payments to Mentor of $2.7 million from both MDA/LySonix and Misonix. The parties also entered into a three-way mutual indemnity agreement. Upon execution of these agreements, all other agreements, disputes and debts between MDA/LySonix and Misonix were terminated and settled (see Note 8).

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

In June 2002, Parallax executed an amendment to its distribution agreement with Medtronic Sofamor Danek, Inc. (“MSD”). The original agreement was entered into in April 2000. The amendment made the following changes to the distribution agreement: MSD will no longer have exclusive distribution rights; Parallax will be able to market and distribute its products directly, with the exception of orthopedic surgeons, neurospinal surgeons and certain countries outside the U.S. (MSD will distribute products to these markets) and the purchase commitments and related penalties have been eliminated and revised.

3.	Summary of Significant Accounting Policies	Principles of Consolidation The consolidated financial statements include the accounts of MDA and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.
Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk

The Company grants credit terms in the normal course of business to its customers, which consist primarily of hospitals, physicians, and distributors. The Company monitors the creditworthiness of its customers and provides an allowance for uncollectible accounts. At December 31, 2002, 2001, 2000, 1999, 1998 and 1997, such allowance totaled approximately $-0-, $1,104,000, $1,713,000, $2,672,000, $3,548,000 and $1,306,000, respectively.

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of temporary cash investments, trade receivables and investments. The Company places its temporary cash investments in certificates of deposit and with high-quality financial institutions. One customer accounted for 94% and 35% of consolidated net trade receivables at December 31, 2001 and 2000, respectively. No single customer had a net balance due greater than 10% of consolidated net trade receivables at December 2002, 1999, 1998 and 1997. One

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

customer accounted for 35%, 80% and 48% of consolidated net sales for the years ended December 31, 2002, 2001 and 2000, respectively. No single customer accounted for net sales greater than 10% of consolidated net sales for the years 1999, 1998 and 1997. Concentrations of credit risk with respect to trade receivables are expected to diminish in 2003 due to the amendment to the distribution agreement with MSD (see Note 2). The Company does not normally require collateral or other security to support sales of products on credit.

Investments at December 31, 2002, 2001, 2000, 1999, 1998 and 1997 totaling $162,059, $29,094,280, $4,991,250, $4,991,250, $4,991,250 and $2,940,256, respectively, are concentrated in equity and debt securities of two publicly-traded companies, Inamed Corporation (“Inamed”) and Direct Connect International (see “Investments” below).

Inventories

Inventories are stated at the lower of cost (first-in, first-out basis) or market and primarily consist of finished products. Inventories consist primarily of medical devices manufactured for the Company, including products that enable physicians to perform vertebroplasty or other types of percutaneous bone cement injections and prior to April 2002 included products that enabled physicians to perform liposuction.

Income Taxes

Under the asset and liability method of Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”, deferred tax assets and liabilities are recognized for the difference between the financial statement carrying amounts and the tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period that the tax change occurs. Deferred tax assets are reduced by a valuation allowance to the extent realization is uncertain.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are estimated to range from two to seven years. Leasehold improvements are amortized over the shorter of the useful life of the asset or the term of the related lease. During 2002, 2001, 2000, 1999, 1998 and 1997, depreciation and amortization expense totaled $155,606, $126,037, $42,749, $357,671, $604,649 and $210,254, respectively.

Long-Lived Assets

Long-lived assets, such as property and equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. In management’s opinion, there has been no impairment through December 31, 2002.

Investments

Investments are carried at fair value and were considered available for sale for periods prior to 2002. During 2002, the investments were classified as trading securities. Any unrealized gains and losses for available-for-sale securities through December 31, 2001 were reported as a separate component of stockholders’ equity (deficit). Unrealized gains and losses in 2002 for trading investments are included in income on a current basis. As of December 31, 2002, approximately $123,000 of unrealized gains are included in the 2002 net gain on sale of investment securities. Prior to December 31, 2001 and due to various outstanding litigation relating to Inamed common stock, the stock was recorded at cost.

Warrants for common stock were valued using the Black-Scholes option pricing model.

Goodwill

Goodwill represents an acquired company’s acquisition cost less

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

the fair value of net tangible and intangible assets. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No.142, “Goodwill and Other Intangible Assets.” Goodwill was recorded in connection with the acquisition of Parallax in September 1998. Goodwill was being amortized using the straight-line method over 15 years through the end of 2001. Effective January 1, 2002, amortization ceased on this goodwill. Goodwill is assessed for valuation impairment as circumstances warrant and at least annually. An impairment charge would be recorded to the extent the book value of goodwill exceeds its fair value. The Company completed value-based goodwill impairment tests as of January 1, 2002 and December 31, 2002, which resulted in no impairment loss being recorded. The Company operates as one reporting unit for goodwill impairment assessments. If this standard had been effective as of January 1, 1997, net income (loss) and net income (loss) per share would have been $6,208,812 or $0.61 per share, ($368,375) or ($0.04) per share, ($7,141,294) or ($0.70) per share, ($15,557,874) or ($1.65) per share and ($7,742,725) or ($1.17), per share for 2001, 2000, 1999, 1998 and 1997, respectively. Amortization of goodwill for 2001, 2000, 1999, 1998 and 1997 totaled approximately $349,000, $561,000, $253,000, $472,000 and $104,000, respectively.

Research and Development

Research and development costs are expensed in the period they are incurred.

Revenue Recognition

The Company records sales upon shipment of the product, net of any related discounts. On any product where warranty is provided, the Company estimates and records the related cost at the time of sale. Such amount will be periodically adjusted to reflect actual experience.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

Fair Value of Financial Instruments

The Company has financial instruments consisting of cash equivalents, investments, receivables, accounts payable and convertible debentures. The carrying value of the Company’s financial instruments, based on current market and other indicators, approximate their fair value.

Net Income (Loss) per Share

The Company follows the provisions of SFAS No. 128, “Earnings Per Share”, that established standards for the computation, presentation and disclosure of earnings per share (“EPS”). It requires dual presentation of Basic EPS and Diluted EPS on the face of the income statements for entities with complex capital structures. Basic EPS is based on the weighted average number of common shares outstanding during the period, which totaled 8,579,525, 10,175,958, 10,212,572, 10,212,572, 9,445,375 and 6,637,418 for 2002, 2001, 2000, 1999, 1998 and 1997, respectively. Diluted EPS is the same since the effect of all potentially dilutive securities were anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Ultimate results could differ from those estimates.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Company’s item of other comprehensive income are investments in securities.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

Accounting for Stock-Based Compensation

The Company has chosen to account for stock-based compensation to employees and non-employee members of the Board using the intrinsic value method prescribed by Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees”, and related interpretations. As required by SFAS No. 123, “Accounting for Stock-Based Compensation”, the Company has presented certain pro forma and other disclosures related to stock-based compensation plans. See Note 5 for disclosure of assumptions utilized in the calculation of fair value.

In accordance with SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure”, the following table illustrates the effect on net loss and loss per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation:

Year ended December 31,	2002	2001	2000	1999
Income (loss) from continuing operations available to common shareholders:
As reported	$14,329,272	$5,859,812	$(929,375)	$(7,394,294)
Pro forma	14,311,965	5,764,405	(1,033,473)	(7,493,721)
Basic income (loss) per hare:
As reported	1.67	.58	(.09)	(.72)
Pro forma	1.67	.57	(.10)	(.73)
Diluted income (loss) per share:
As reported	1.67	.58	(.09)	(.72)
Pro forma	1.67	.57	(.10)	(.73)

Years 1998 and 1997 have not been presented as the pro forma information was not available. Management believes the pro forma net loss per share would not have been significantly different than actual for 1998 and 1997.

In December 2002, the FASB issued SFAS No. 148, which provides alternative methods of transition for a voluntary change

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require disclosure in both interim and annual financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for fiscal years ended after December 15, 2002 and for interim financial statements beginning after December 15, 2002. The Company plans to continue using the intrinsic value method for stock-based compensation.

Effect of Recently Issued Accounting Standards

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 nullifies EITF No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognized when they are incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of an entity’s commitment to an exit plan. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. Under SFAS No. 146, an entity may not restate its previously issued financial statements. The Company does not expect the adoption of SFAS No. 146 to have a material impact on its financial position, results of operations or cash flows.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Guarantees of the Indebtedness of Others”, which addresses the accounting for and disclosure of guarantees. Interpretation No. 45 requires a guarantor to recognize a liability for the fair value of a guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee. The disclosure requirements are effective for interim and annual financial statements ending after December 15, 2002. The initial recognition and measurement provisions are effective on a prospective basis for guarantees issued or modified after December 31, 2002. The Company’s adoption of Interpretation No. 45 is not expected to have a material effect on the Company’s consolidated financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”. The objective of this interpretation is to provide guidance on how to identify a variable interest entity (“VIE”) and determine when the assets, liabilities, noncontrolling interests, and results of operations of a VIE need to be included in a company’s consolidated financial statements. A company that holds variable interests in an entity will need to consolidate the entity if the company’s interest in the VIE is such that the company will absorb a majority of the VIE’s expected losses and/or receive a majority of the entity’s expected residual returns, if they occur. Interpretation No. 46 also requires additional disclosures by primary beneficiaries and other significant variable interest holders. The interpretation became effective upon issuance. The Company’s adoption of this interpretation is not expected to have an effect on its consolidated financial statements.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This statement affects the classification, measurement and disclosure requirements of the following three types of freestanding financial instruments: 1) manditorily redeemable shares, which the issuing company is obligated to buy back with cash or other assets; 2) instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets, which includes put options and forward purchase contracts; and 3) obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers’ shares. In general, SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 is not expected to have an impact on the Company’s consolidated financial position or disclosures.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year’s presentation.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

4.	Investments in Securities	As of December 31, 2002 and 2001, the Company owned 5,200 and 810,000 shares of Inamed and -0- and 260,000 Inamed warrants at a $12.40 exercise price, respectively, that can be sold with certain conditions (see Notes 2 and 6).

December 31,	2002	2001	2000	1999	1998	1997
Corporate common stock	$162,059	$24,451,200	$4,991,290	$4,991,290	$4,991,290	$191,002
Warrants for common stock	—	4,643,080	—	—	—	—
Corporate notes, bearing interest at eight to ten percent	570,227	570,227	570,227	570,227	570,227	1,092,212
Reserve for corporate notes	(570,227)	(570,227)	(570,227)	(570,227)	(570,227)	—
Corporate preferred stock	—	—	—	—	—	1,885,044

	$162,059	$29,094,280	$4,991,290	$4,991,290	$4,991,290	$3,168,258

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

5.	Stockholders’ Equity	The Company is authorized to issue up to 50,000,000 shares of common stock, $.001 par value, and 20,000,000 shares of preferred stock, $.001 par value, to be divided into such classes or series as the Board of Directors may determine.

Common Stock

Each holder of common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders.

Subject to the preferences of the Series A preferred stock described below, each holder of common stock is entitled to share ratably in distributions to stockholders, to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available and, in the event of the liquidation, dissolution or winding up of the Company, is entitled to share ratably in all assets remaining after payment of liabilities and preferred stock. Certain of the holders of common stock have certain registration and anti-dilution rights prior to the completion of an initial public offering (“IPO”) by the Company, but no holders have conversion, pre-emptive or other rights to subscribe for additional shares and are not subject to redemption or sinking fund provisions. Of the outstanding shares of common stock, 3,900,000 shares are subject to first right of refusal by the Company or, if the Company does not exercise its right to repurchase, then the stockholders of the Company have the first right of refusal to purchase the shares at the same terms as offered, in writing, to the stockholder who is selling such shares.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

Preferred Stock

Each holder of Series A preferred stock shall be entitled to vote on all matters placed before the Company’s stockholders. Such holder shall be entitled to the number of votes equal to the number of full shares of common stock into which such shares of Series A preferred stock could be converted at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken. Except as otherwise expressly provided herein or as required by law, the holders of Series A preferred stock and the holders of common stock shall vote together and not as separate classes. Each holder of preferred stock has certain registration and anti-dilution rights prior to the completion of an IPO, and all outstanding shares of preferred stock are subject to first right of refusal by the Company similar to that of the common stock described above.

Series B Convertible Preferred Stock

In connection with the acquisition of Parallax, the Company issued 666,667 shares of Series B convertible preferred stock (the “Series B Preferred Stock”) at a par value of $.001 per share. The maximum number of shares of Series B Preferred Stock were issued at that time.

Except as provided for in the Company’s bylaws or by the provisions establishing any other series of Preferred Stock, holders of Series B Preferred Stock vote together with the holders of common stock and any other class or series of stock as a single class. Each holder of outstanding shares of Series B Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series B Preferred Stock held by such holder are convertible on the record date for the determination of stockholders entitled to vote with respect to any and all matters presented to the stockholders of the Company for their action or consideration.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

At any time after eighteen (18) months after the date of issuance of the shares of Series B Preferred Stock (the “Issue Date”), but within ninety (90) days after receipt by the Company of a written request from the holders of not less that a majority of the then outstanding Series B Preferred Stock that all such holders’ shares of Series B Preferred Stock be redeemed, MDA shall, to the extent it may lawfully do so, commence to redeem in three equal installments, as follows: (i) ninety (90) days after the notice date (the “Initial Redemption Date”); (ii) 270 days after the Initial Redemption Date and (iii) 540 days after the Initial Redemption Date, the shares specified in such request by paying in cash a sum per share equal to $7.50 per share of Series B Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus all declared put unpaid dividends on such shares (the “Conversion Price”). As a result of these redemption features, the Company has classified $5 million as redeemable preferred stock on the accompanying consolidated balance sheet. In addition, each share of Series B Preferred Stock shall be convertible, at the option of the holder, at any time after the Issue Date (and prior to noticing of redemption) into a number of fully paid and nonassessable shares of common stock as determined by dividing a $7.50 initial Conversion Price. If any shares of Series B Preferred Stock remain outstanding on the effective date of a registration statement under the Securities Act of 1933 (as amended, and the rules and regulations promulgated thereunder and any successor statute, rules and regulations) relating to an initial public offering of the Company’s common stock, or the Company’s common stock otherwise becoming publicly traded on a national securities exchange or interdealer quotation system, then all shares of Series B Preferred Stock will automatically be converted (the ”Mandatory Conversion Date”). The Series B Preferred Stock conversion will take place on a date

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

in accordance with terms as if the holders had voluntarily surrendered such shares for conversion on the date immediately preceding the Mandatory Conversion Date and the conversion date had been fixed as the Mandatory Conversion Date. Subject to certain exceptions with respect to existing securities, the Conversion Price shall be adjusted to equal the price of any equity securities issued prior to the Mandatory Conversion Date, in a private offering of one million dollars ($1,000,000) or more at a price less than the Conversion Price.

Convertible Debentures

During 1997, the Company issued, for gross proceeds totaling $4,859,246, debentures convertible into shares of the Company’s common stock at $7.00 per share. All debentures were converted by May 30, 1998, resulting in the issuance of 694,178 shares of common stock.

1998 Stock Compensation Program

In August 1998, the Board of Directors adopted the Company’s 1998 stock compensation program (the “Program”) for the benefit of selected individuals of the Company who will be responsible for its future growth. The Program was approved by MDA shareholders in December 1998.

The Program is contemplated to have a maximum aggregate number of 1,300,000 shares available for grant and is to be composed of seven parts in order to maintain flexibility in awarding stock benefits. These parts include provisions for the granting of, among other things, incentive stock options, non-qualified stock options, restricted shares of common stock and stock appreciation rights. The Program is intended to remain in effect for ten years, unless sooner terminated, as defined. On September 20, 2000, 125,000 options were granted to one executive of the Company with a strike price of $2.00 and a three-year vesting period (50,000 options vested immediately). As of December 31, 2002, 125,000 options were outstanding and 100,000 options were vested.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

The Company assumed nonqualified stock options pursuant to the acquisition of Parallax, which converted Parallax options into MDA. On August 7, 1998, 162,520 options were granted to two doctors not employed by the Company with a strike price of $3.53 and a four-year vesting period. The outstanding nonqualified stock options in the Program totaled 162,520 at December 31, 2002.

On May 21, 1999, the Company’s Board of Directors adopted and approved the Parallax 1999 Incentive Stock Option Plan (the ”Plan”). A maximum number of 1,300,000 shares of Parallax common stock are reserved for grant under the Plan. At December 31, 2002, there were 1,047,500 options outstanding.

All options outstanding vest either immediately or over a period of one to four years. At December 31, 2002, 15,000 options under the Plan were exercised.

The Company applies APB Opinion 25 and related interpretations in accounting for its stock options. Under APB Opinion 25, no compensation cost is recognized if the exercise price of the Company’s employee stock options is equal to or greater than the market price of the underlying stock on the date of the grant.

SFAS No. 123, “Accounting for Stock-Based Compensation”, requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost of the Plan had been determined in accordance with the fair value method prescribed by SFAS No. 123. For purposes of pro forma disclosure, the estimated fair value of the options is amortized over the options’ vesting period. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions for options granted in 2002, 2001, 2000 and 1999, respectively: no dividends paid expected volatility of -0-%, -0-%, -0-% and -0-%; risk-free interest rates of 4.64%, 4.36%, 6.01% and 6.10%; and expected life of the option of 10 years.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

The following table contains information on the Parallax stock options for the six years ended December 31, 2002:

	Option shares	Exercise price range per share	Weighted average exercise price
Outstanding, January 1, 1997	—	—	$—
Granted	685,000.45		.45
Exercised	—	—	—
Forfeited/expired	—	—	—

Outstanding, December 31, 1998	685,000.45		.45
Granted	200,000	.45 - .90	.50
Exercised	—	—	—
Forfeited/expired	(180,000)	.45	.45

Outstanding, December 31, 1999	705,000	.45 - .90	.46
Granted	210,000	1.35	1.35
Exercised	(5,000)	.45	.45
Forfeited/expired	(15,000)	.45	.45

Outstanding, December 31, 2000	895,000	.45 - 1.35	.61
Granted	250,000	1.35 - 1.80	1.76
Forfeited/expired	(195,000)	.45 - 1.35	.54

Outstanding, December 31, 2001	950,000	.45 - 1.80	.93
Granted	107,500	1.80	1.80
Exercised	(10,000)	1.35	1.35
Forfeited/expired	(85,000)	1.35 – 1.80	1.64

Outstanding, December 31, 2002	962,500	.45 – 1.80	.96

There were options available for issuance under the Plan as of December 31 of each year as follows: 1998 – 615,000, 1999 – 595,000; 2000 – 405,000; 2001 – 350,000 and 2002 – 337,500.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

The following table summarizes information about Parallax stock options outstanding and exercisable at December 31, 2002:

Range of exercise price	Outstanding	Average remaining contractual life (years)	Weighted average exercise price	Exercisable	Weighted average exercise price
$.45	490,000	5.8	$.45	367,500	$.45
.90	20,000	6.7	.90	10,000.90
1.35	175,000	7.7	1.35	47,500	1.35
1.80	277,500	9.3	1.80	—	—

$.45 to $1.80	962,500	7.0	$.96	425,000	$.56

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

6.	Related Party Transactions	Donald K. McGhan, the Company’s former Chairman and greater than 10% shareholder, entered into transactions with Inamed Corporation in 1997, 1998 and 1999. Most of these transactions ended by December 31, 1999. McGhan is the former Chairman, Chief Executive Officer, President, and a greater than 10% shareholder of Inamed.

In 1997, the Company bought furniture, artwork, and equipment from Inamed Corp. for $336,566. In 2000, Donald K. McGhan purchased these items for $275,000 (see Note 2).

In 1997 and 1998, the Company transferred $9,900,000 to Inamed Corp. The indebtedness of Inamed was transferred to International Integrated Industries, LLC (III), an entity affiliated with Donald K. McGhan. In October 1998, the Company agreed to convert the remaining balance (approximately $8,500,000 including accrued interest) to 860,000 shares of Inamed Corp. and a warrant to purchase 260,000 shares of Inamed Corp. at $12.40 per share. At the time, Inamed stock was trading at $4.40 (see Note 4).

In 1998, Donald K. McGhan purchased 200,000 shares of Inamed Corp. at $7.5625; Inamed was trading at $4.40 at the time.

In 1998, payments of $2,420,000 were made to Executive Flite Management, Inc., a company that is controlled by the family of Donald K. McGhan, for airplane rental expenses. In 1997, approximately $1.3 million was incurred relating to airplane rented expenses provided by Executive Flite Management, Inc.

Also, in 1998, Donald K. McGhan caused the Company to guarantee the accounts of Donald McGhan, Shirley McGhan, McGhan Management Ltd. Partnership, McGhan Management and International Integrated Industries, LLC held at Wedbush Morgan Securities, Inc. The Company’s accounts at Wedbush held 660,000 shares of Inamed Corp. as of December 31, 2001 (see Note 2).

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

In December 2001, the Company entered into settlement agreements with McGhan and Inamed Corp. As a result of these settlements, the restrictions on the Inamed Stock were removed, Wedbush released the cross-collateralization, and Inamed Corp. agreed to terms allowing MDA to trade the shares within certain limitations. The Company also could exercise the 260,000 warrants at its discretion. The warrants were exercised in April 2002. In addition, MDA received another 150,000 shares of Inamed Corp. stock that was being held in escrow as security for the lease on the Company’s former offices in Las Vegas, Nevada and $2.5 million in cash from Inamed. These settlements are discussed in more detail in Note 2.

In 1999, 1998 and 1997, payments of $31,000, $392,000 and $583,587, respectively, were made to McGhan Management Co., Inc., which is controlled by Donald K. McGhan, for management, administrative, accounting and consulting services.

In 1999, 1998 and 1997, the Company incurred rent expense of $77,000, $137,000 and $120,000, respectively, for office space in Las Vegas, Nevada subleased from International Integrated Industries, LLC (“III”), a company controlled by McGhan (see Note 7). III subleased the office space from Inamed Corp. Inamed Corp. held 200,000 shares of its stock in escrow as security for the lease. The Company obtained 150,000 shares that were held in escrow and any amounts due to III for rent were forgiven as part of the terms of the settlements executed in 2001 (see Note 2). MDA received the 150,000 shares in May 2002. These shares of Inamed stock were not previously recorded on the consolidated balance sheet of the Company as they were in the possession of Inamed on behalf of III. The shares received were recorded on the accompanying consolidated balance sheet at fair value. The forgiven rent payable was written off in 2001 and recorded in the consolidated statement of operations and comprehensive income (loss) in other income (loss), net (see Notes 2 and 7).

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

In 2002, 2001, 2000, 1999, 1998 and 1997, the Company incurred rent expense of $-0-, $693,616, $674,912, $655,000, $622,000 and $712,042, respectively, to McMark LLP for LySonix’s facility in Carpinteria, California. McMark is controlled by Donald K. McGhan. These amounts were forgiven as a part of the McGhan settlement in 2001. The forgiven rent payable was written off and recorded in the consolidated statement of operations and comprehensive income (loss) in selling, general and administrative expenses (see Notes 2 and 8).

In 1998, the Company agreed to purchase the building owned by McMark, LLP. That agreement was later modified, giving the equity in the McMark Building to the Company.

During 2001, 2000, 1999 and 1997, LySonix made purchases domestically from Inamed and its subsidiaries. At December 31, 2001, approximately $42,000 was included in LySonix’s accounts payable related to these purchases and approximately $104,000 was included in trade receivables related to the international sales. These amounts have been forgiven as a result of the settlement with Inamed in 4th quarter 2001. The forgiven domestic purchases and international sales were written off and recorded in the consolidated statement of operations and comprehensive income (loss) in selling, general and administrative expenses.

The Company made loans to certain employees which totaled $-0-, $209,414, $245,000 and $238,760 as of December 31, 2000, 1999, 1998 and 1997, respectively. These loans bore interest at eight percent (8%) and were due to mature at varying times through 2003. Amounts owing for principal and interest were paid off with employee bonuses and severance pay owed. Any balances owing after applying bonuses and severance pay were written off at the end of 2000. At December 31, 2000, the employee loan write-off was approximately $200,000.

In 1997, the Company loaned $450,000 to Executive Flite Management, Inc. (“EFM”). Payments in 1999 and 1998 were $-0- and $364,000. The remaining balance of the principal and interest was written off against a payable to EFM on MDA’s books in the amount of $90,000.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

7.	Operating Leases	In 1997, 1998 and 1999, the Company leased its Las Vegas, Nevada office facility from Inamed and International Integrated Industries (“III”), both related parties (see Note 6). MDA entered into a sublease agreement with Inamed in December 1996, effective January 1997, for $10,000 per month for a term of one year. The Company prepaid the first six months’ rent at the time of the agreement. The sublease was amended effective January 1, 1997 to reduce the square footage. A second amendment to the original sublease became effective on December 1, 1997 because the master lease had been transferred from Inamed to III. In December 1997, a new sublease was signed between III and MDA to lease the same office space for a term of thirteen (13) months for $11,000 per month. The sublease with III expired on December 31, 1998. The Company did not sign a new lease for 1999; however, rent expense totaling $77,000 was booked as a payable to III for January 1999 to July 1999. The total $77,000 in rent expense was forgiven due to the settlement executed in December 2001.

LySonix conducted its operations from facilities leased from McMark LLP (“McMark”), a related party (see Note 6), under a ten (10) year lease beginning April 1997. LySonix ceased operations and vacated the building in April 2002. Rent payable in the amount of $2,143,723 for the years 2001, 2000 and 1999 was forgiven due to the terms of the settlement agreement with McGhan (see Note 2).

Parallax currently leases office and warehouse facilities located in Scotts Valley, California. Future minimum rental commitments under these agreements are approximately:

Year ended December 31,
2003	$311,000
2004	269,000
2005	268,000
2006	205,000

$1,053,000

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

Rent expense in 2002, 2001, 2000, 1999 and 1998 was approximately $164,000, $147,000, $183,000, $98,000 and $34,000, respectively.

8.	Commitments and Contingencies	Commitments

The Company entered into a license agreement (the “License Agreement”) with Misonix, Inc. (“Misonix”), the designer and manufacturer of an ultrasonic surgical system (the “System”) specifically for use in performing fragmentation and aspiration of soft tissue in plastic and reconstructive surgery, in December 1995. The Company received exclusive worldwide marketing and sales rights to the System for a period of ten years ended December 31, 2005, and agreed to purchase from Misonix a minimum amount of 200 units during 1998. The System and its parts were a significant product line for LySonix and Misonix was its sole supplier.

The License Agreement provided for an initial licensing fee of $500,000 that was written off in December 1998. Royalty fees are based on a percentage of the net sales of the System and/or accessories sold by MDA in any part of the world. In 1999 and 1998, the royalty expense was immaterial to the financial statements. Included in accounts payable at December 31, 2001, 2000, 1999 and 1998 was approximately $412,000, $467,000, $-0-, and $2,200,000, respectively, due to Misonix.

In October 1998, Misonix notified the Company that the Company was in default under the License Agreement for late payments. The License Agreement was terminated in January 1999. Misonix filed a lawsuit in Federal Court against the Company in May 1999 and was granted a temporary restraining order that prevented MDA from selling the System. The Company entered into a letter of agreement with Misonix on October 15, 1999 to end the dispute and establish a new long-term license agreement. On April 1, 2000, MDA and Misonix executed a new ten-year license agreement and the litigation with Misonix was amicably settled.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

The original License Agreement provided that the Company would pay legal fees and expenses for litigation related to the Misonix patent. A patent infringement lawsuit was filed in April 1997 against LySonix by Mentor Corporation (“Mentor”). The Company has incurred legal fees and expenses for the years ended December 31, 2002, 2001, 2000, 1999 and 1998 of approximately $52,000, $831,000, $311,000, $2,380,000 and $1,614,000, respectively, related to the defense of this patent.

On April 29, 2002, an agreement was entered into between MDA/LySonix, Misonix, Mentor and Sonique, the owner of the 491 patent assigned to Mentor. That agreement called for Misonix to purchase at original cost all of LySonix’s inventory related to the LySonix 2000 system and separately to acquire for $1,000,000 LySonix’s accounts receivable and miscellaneous inventory. The agreement further called for the complete settlement of the $5,754,458 judgment by MDA/LySonix paying to Mentor $2,700,000 and Misonix paying to Mentor $2,700,000 plus MDA/LySonix assigning to Mentor for $1.00 LySonix non-inventory assets including trade names, trademarks, patents, customer lists and other intellectual property. The parties also entered into a three-way mutual indemnity agreement. Upon execution of these agreements, LySonix and MDA Capital ceased to function and all agreements, disputes and debts between MDA and Misonix were terminated and settled. The net balance of $1.7 million owed to Mentor was recorded in the consolidated statements of operations and comprehensive income (loss) in other income (loss), net, for the year ended December 31, 2001.

LySonix also had purchase agreements with two other suppliers, including a wholly-owned subsidiary of Inamed during 1999. Both agreements were terminated in 1999.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

LySonix signed a distribution agreement with The Marena Group (“Marena”) in September 1997 to acquire distribution rights for compression garments used during recovery from various plastic surgery procedures. The agreement was for a term of one year expiring on December 31, 1998 and renewable for two additional years. The contract provided for minimum purchase commitments of $1,200,000 the first year, $1,500,000 in 1999 and $1,800,000 in 2000. In 1999, prior to the receivership, which began June 30, 1999, Marena ceased to honor the agreement and placed the Company on a cash order basis at the time the purchase commitments were terminated. During 1999 through 2002, the Company’s garment line was produced by a different contract manufacturer and without any minimum purchase requirements. This contract was terminated in April 2002.

In October 1997, the Company signed a distribution agreement with the Inamed subsidiary, Flowmatrix. Under the contract, LySonix acquired the distribution rights for a disposal patient care product, TopiFoam. The agreement provided for minimum purchase commitments of $500,000 the first year, $625,000 in 1999 and $750,000 in 2000. The Company terminated the contract in 1999, prior to the receivership. Approximately $50,000 was due to Flowmatrix, which was offset by rent owed to LySonix for use of a portion of LySonix’s facility.

The Company maintains employment agreements with certain executive officers for terms ranging from two to five years. Pursuant to the Receivership, a majority of employment agreements were terminated. Presently, the Company has two employment agreements in place. The aggregate commitment for future salaries at December 31, 2002, excluding bonuses, was approximately $752,000 (2003 - 2004), based upon the existing employment agreements. The Company may incur additional amounts involving these agreements related to resignations and terminations.

Litigation

The Company was involved in lawsuits related to the Receivership Action (see Note 2).

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

The Company was notified in April 1997 that a patent infringement suit had been filed against the Company and LySonix. The suit was filed by Mentor, a medical and surgical device company, and relates to the Company’s license agreement with Misonix. In February 1999, a jury verdict was entered in favor of Mentor. The jury verdict called for $4,904,000 in damages. On June 10, 1999, the Judge presiding over the case in United States District Court in the Central District of California nullified the jury verdict and invalidated the Mentor patent based on a matter of law. On November 23, 1999, the Judge further ruled in LySonix’s favor on issues of non-infringement, invalidity and inequitable conduct. Mentor had filed an appeal in 1999. On April 9, 2001, the Appeals Court overturned the District Court Judge and upheld the jury’s original findings. Mentor was awarded a total judgment of $5,754,458 ($4,903,921 in damages, $681,833 in interest and $85,000 in costs). In April 2002, an agreement was entered into between MDA/LySonix, Misonix, Mentor and Sonique, the owner of the patent assigned to Mentor (see Note 2).

In August 1999, Kohler, Sperberg & Rivera, Inc. (“KSR”), the Company’s former advertising and public relations firm, filed a lawsuit against the Company alleging breach of an Agency of Record Agreement dated March 2, 1998. An Amended Complaint was filed in September 1999. KSR was seeking to obtain payment of quarterly retainer amounts under the Agreement and interest on the allegedly delinquent payments totaling approximately $80,000 along with costs and attorney’s fees related to the case. This litigation is closed and KSR received approximately $32,000 for outstanding fees as payment in full in 2002.

In September 1999, the Company was put on notice by former shareholders of Parallax Medical, Inc. for possible breaches of MDA’s representations and warranties under the merger agreement. To date, a lawsuit has not been filed.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

On September 14, 2000, the Company received notice that Patrick O’Leary, the former CEO of Parallax Medical, Inc., filed a demand for arbitration with the American Arbitration Association. Mr. O’Leary is claiming a breach of employment agreement and seeking relief of $144,000 in severance pay, continuation of all insurance benefits and the right to exercise stock options. The Company believes that Mr. O’Leary did not have an employment contract and plans to vigorously defend this action.

On November 15, 2002, a lawsuit was filed against LySonix, in the 120th Judicial District Court, El Paso County, Texas. In a lawsuit captioned Gabe Moran et al. v. LySonix et al. (the “Moran Litigation”) Mr. Moran alleges that LySonix is responsible for the wrongful death of his wife, Caroline Moran, based on several theories of negligence and product liability. The Company believes that the Moran Litigation is without merit and will be covered by its tail insurance policy; however, the Company could be forced to incur material expenses in this litigation.

On January 13, 2003, Elizabeth Lawson Lyons and Emily Hill Lalor filed a lawsuit against LySonix, in the Circuit Court of Jefferson County, Alabama. In a lawsuit captioned Elizabeth Lawson Lyons et al. v. LySonix et al. (the “Lyons Litigation”) Ms. Lyons alleges that LySonix is responsible for the wrongful death of her sister, Emily Lawson Wade, based on several theories of negligence and product liability. The Company believes that the Lyons Litigation is without merit and will be covered by its tail insurance policy; however, the Company could be forced to incur material expenses in this litigation.

In addition, the Company is, and will most likely continue to be, involved in claims and litigation, including product liability issues, which are considered normal in the nature of its business.

9.	Defined Contribution Plan	The Company has a 401(k) defined contribution retirement plan for eligible employees. The 401(k) plan provides for eligible employees to elect to contribute up to 20% of their annual compensation. In addition, the 401(k) plan provides for the Company to make additional contributions at its discretion. No contributions have been made by the Company through December 31, 2002.

10.	Income Taxes	The Company did not provide any current or deferred Federal income tax provision or benefit for any of the periods presented because it has experienced operating losses since inception. The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of net operating loss, because of uncertainty regarding its realizability.

At December 31, 2002, the Company has available net operating loss carryovers of approximately $11 million for Federal income tax purposes that will expire between the years 2010 and 2022. The Company also has general business credit carryovers of approximately $100,000 that will expire in 2011 and 2012.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

The Company recorded deferred tax benefits in 2001 related to the ability of the Company to estimate the future recovery of a portion of its prior net operating losses due to the sales of Inamed stock in 2002, and resulting realized gains.

For periods prior to 2002, state income and franchise taxes have not been significant and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

The Company recorded a provision of $1,400,000 for state income taxes for the year ended December 31, 2002.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are approximately as follows:

December 31,	2002	2001	2000	1999	1998	1997
Deferred tax assets:
Tax benefit carryforwards	$4,062,723	$12,804,829	$11,790,609	$11,456,034	$8,794,088	$3,211,350
Accounting reserves	727,924	1,202,243	2,047,960	2,400,582	2,324,997	1,190,039

Gross deferred tax assets	4,790,647	14,007,072	13,838,569	13,856,616	11,119,085	4,401,389

Deferred tax liabilities:
Unrealized gain on investment	(44,184)	(8,677,091)	—	—	—	—
Accrued expenses	—	(2,052,000)	—	—	—	—

Gross deferred tax liabilities	(44,184)	(10,729,091)	—	—	—	—

Valuation allowance for deferred taxes	(4,746,463)	(3,277,981)	(13,838,569)	(13,856,616)	(11,119,085)	(4,401,389)

Net deferred taxes	$—	$—	$—	$—	$—	$—

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

11.	Other Income (Loss)	At December 31, 2002 and 2001, the following balances primarily consist of the litigation settlements that occurred on December 21, 2001 and the receivership expenses for the two years.

	2002	2001
Amount due from Inamed (Note 2)	$—	$2,500,000
Wedbush settlement (Note 2)	4,000,000	—
Write-off of accounts payable due to court order (Note 13)	401,982	—
Write-off amounts due from III (Note 2)	—	1,457,493
Attorney fees from litigation settlement (Note 2)	(62,520)	(4,822,301)
Settlement from patent litigation (Note 8)	328,507	(1,700,000)
Receivership fees	(588,144)	(811,904)
Patent litigation attorney fees	(51,906)	(565,279)
Other, net	61,847	54,180

	$4,089,766	$(3,887,811)

12.	Acquisition	In September 1998, the Company completed the acquisition of Parallax Medical, Inc. (“Parallax”), an entity primarily engaged in product development for vertebroplasty procedures in the niche spinal/orthopedic market. In connection with this business combination, which was recorded under the purchase method of accounting, the Company issued 666,667 shares of newly authorized Series B preferred stock valued at $7.50 per share in exchange for all of the issued and outstanding preferred and common stock of Parallax.

The above transactions, as well as the debentures converted by May 30, 1998 (see Note 5), were noncash investing and financing activities.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

The results of operations of Parallax for the period from September 1, 1998 are included in the accompanying consolidated financial statements. Assets acquired and liabilities assumed have been recorded at their fair values. Parallax’s accounting policies have been conformed with those of the Company.

The excess of cost over estimated fair value of net assets acquired was allocated to goodwill. A total of approximately $5,236,000 was amortized through December 31, 2001 on a straight-line basis over 15 years.

These pro forma results for 1997 and the period in 1998, pre-acquisition, assuming these acquisitions had been made at the beginning of 1997, would not be materially different from reported results.

13.	Subsequent Events	In February 2003, the Court approved a motion filed by the Receiver to complete the proof of claims process. The order authorized the Company to pay approved claims to its creditors in the amount of $110,676. The Receiver filed objections to some of the claims. Two of the claimants appealed and were denied by the Court. After making the approved payments to creditors, the Company wrote off a total of $401,982 in payables outstanding to other income as of December 31, 2002, as a result of the proof of claims process (Note 11).

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

A former officer of the Company made a claim against the Company for payment pursuant to the severance provision of his employment agreement. The Receiver commenced litigation against the former officer alleging that he had breached his fiduciary duty, the duty of good faith and loyalty and had been unjustly enriched with respect to his role in the merger transaction with Parallax. The former officer, as a result of his efforts in the aforementioned merger, received Series B Preferred Stock along with a “put” entitling him to force MDA to buy back the Preferred Stock at seven dollars and fifty cents ($7.50) per share. The parties entered into an agreement on May 9, 2003 to settle all outstanding claims between them. The terms of the agreement required the former officer to transfer 87,065 shares of Preferred Stock to the Company and to waive and release any and all claims in relation to funds due and owing to him pursuant to his employment contract and pursuant to any right associated with any remaining shares of MDA stock. The settlement agreement was approved by the Court on August 6, 2003.

On October 23, 2003, the Company, ArthroCare Corporation, a Delaware corporation (“ARTC”), and Alpha Merger Sub Corporation, a Nevada corporation and wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “ARTC Merger Agreement”). Pursuant to the terms of the ARTC Merger Agreement, and subject to certain conditions being satisfied or waived, Merger Sub will merge with and into the Company and the Company will be the surviving company after the Merger as a wholly-owned subsidiary of ARTC. These conditions included the Company satisfying certain regulatory filing requirements and obtaining completed contractual consents. At the effective time of the Merger (the “Effective Time”), which is expected to take place in the first quarter of 2004, each share of the Company’s Series B Preferred Stock (the “Preferred Stock”) issued and outstanding prior to the Effective Time shall be automatically converted into the right to receive $7.50 per share in

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

cash, plus one contingent value right, which represents the right to receive certain payments relating to net revenue on the sale of certain of the Company’s products during the 2005 calendar year (each, a “Preferred Stock Contingent Value Right”). Each share of the Company’s common stock (the “Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive approximately (a) $28.0 million, plus (i) the aggregate exercise prices of all outstanding options to purchase shares of Common Stock (the “Company Options”), plus (ii) the aggregate exercise prices of all outstanding options to purchase shares of common stock of Parallax Medical, Inc., a Delaware corporation (“Parallax”) and the Company’s majority-owned (“Parallax Options”) multiplied by 0.75, minus (iii) the total cash amount paid to all of the holders of the Preferred Stock, minus (iv) certain holdbacks more fully set forth in the ARTC Merger Agreement, i.e. the Company’s working capital as of the Effective Time and State of California taxes due for the 2002 calendar year, and the Contingent Value Rights Agreement, divided by (b)(i) all Parallax Options multiplied by 0.75, plus (ii) the number of shares of the Company’s Common Stock and Company Options outstanding as of the Effective Time, plus (c) one contingent value right per common share, which represents the right to receive certain payments relating to cash held by the Company as of the Effective Time, net revenue on the sale of certain of the Company’s products during the 2005 calendar year and certain other matters (each, a “Common Stock Contingent Value Right”). The Common Stock Contingent Value Rights and Preferred Stock Contingent Value Rights (collectively, the “Contingent Value Rights”) are further described in the form of Contingent Value Rights Agreement by and among Parent, the Company, Merger Sub and specified other parties (the “CVR Agreement”). The Company and ARTC have also agreed that, in the event the ARTC Merger Agreement is terminated under certain circumstances, one party may be obligated to pay the other’s out-of-pocket expenses and the Company may be required to pay specified termination fees.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

As part of the ARTC Merger Agreement, ARTC has also entered into a Stockholder Support Agreement, dated as of October 23, 2003, with certain of the Company’s stockholders, including Vegas Ventures, LLC, pursuant to which Vegas Ventures, LLC granted ARTC an irrevocable proxy to vote 1,202,619 of their 1,750,000 shares of the Company’s Common Stock in favor of adoption of the ARTC Merger Agreement and against certain other alternative proposals as more fully set forth therein. ARTC also entered into a Stockholder Support Agreement, dated as of October 23, 2003, with certain other stockholders of the Company who are affiliated with Donald K. McGhan, the Company’s former Chairman and Chief Executive Officer (the “McGhan Entities”), pursuant to which such stockholders granted ARTC an irrevocable proxy to vote their aggregate of 2,150,391 shares of the Company’s Common Stock in favor of adoption of the ARTC Merger Agreement and against certain other competing proposals as more fully set forth therein. The shares held by Vegas Ventures, LLC and the McGhan Entities, which are subject to the irrevocable proxies described above, represent approximately 45% of the Company’s current outstanding shares.

In addition, Vegas Ventures, LLC, Jeffrey Barber, the Company’s Chief Executive Officer and Howard Preissman, Parallax’ President and Chief Executive Officer, have each entered into a Stockholder Waiver Agreement, dated as of October 23, 2003, whereby each generally agreed to waive any and all claims that they may have against the Company and ARTC with respect to the operation of the Company’s business after the Effective Time as it relates to their right to receive payments under Contingent Value Rights. The McGhan Entities have also entered into a Stockholder Waiver Agreement, dated as of October 23, 2003, whereby each generally agreed to waive any and all claims that they may have or had against the Company and ARTC, including, but not limited to, the operation of the Company’s business after the Effective Time as it relates their right to receive payments under Contingent Value Rights. There can be no assurance that the transactions contemplated by the ARTC Merger Agreement and the CVR Agreement will be consummated.

Medical Device Alliance Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

The foregoing description of the Merger and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the form of CVR Agreement, each Stockholder Support Agreement and each Stockholder Waiver Agreement (form or otherwise) which have been previously filed under Form 8-K on October 31, 2003 with the U.S. Securities and Exchange Commission (“SEC”).

On October 23, 2003, the Company also executed a Distribution Agreement (the “ARTC Distribution Agreement”) with ARTC, wherein ARTC will begin selling the Company’s products worldwide effective November 15, 2003 and will serve as the exclusive worldwide distributor for the Company’s products until the ARTC Distribution Agreement is (a) terminated (i) as a result of the termination of the ARTC Merger Agreement or (ii) with thirty (30) calendar days written notice from Parent to the Company to terminate the ARTC Distribution Agreement with or without cause; or (b) extended by mutual agreement of both the Company and ARTC.

PART I – FINANCIAL INFORMATION

ITEM 1. Financial Statements for Medical Device Alliance Inc.

Consolidated Balance Sheets (unaudited)

September 30, 2003 (Unaudited)
Assets
Current:
Cash and cash equivalents	$5,495,626
Receivables	954,996
Inventories	1,277,459
Prepaid expenses and other current assets	17,985

Total current assets	7,746,066

Property and equipment:
Leasehold improvements	732
Furniture and equipment	907,134
Less: Accumulated depreciation and amortization	(351,601)

Net property and equipment	556,265

Goodwill	3,898,423
Other assets	15,291

$12,216,045

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$542,058
Accrued expenses and other liabilities	1,937,278

Total current liabilities	2,479,336

Series B redeemable preferred stock (Note 3)	4,347,000
Commitments and contingencies (Note 4)
Stockholders’ equity (deficit):
Series A preferred stock - $.001 par value; 20,000,000 shares authorized; -0- shares issued and outstanding	—
Common stock - $.001 par value; 50,000,000 shares authorized; 8,876,155 shares issued	8,876
Additional paid-in capital	20,399,621
Accumulated deficit	(15,018,788)
Treasury stock (2,005,000 common shares), at cost	—

Total stockholders’ equity (deficit)	5,389,709

$12,216,045

See accompanying notes to consolidated financial statements.

Consolidated Statements of Operations and Comprehensive Income (Loss)

for the Three and Nine Months Ended

September 30, 2003 and 2002 (unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues:
Product sales	$2,262,420	$1,805,511	$6,264,364	$3,023,820
Other	—	—	—	3,240

Total revenues	2,262,420	1,805,511	6,264,364	3,027,060

Costs and expenses:
Cost of product sales	490,319	596,295	1,271,834	1,146,727
Selling, general and administrative	2,173,984	1,361,294	5,952,786	3,651,435
Research and development	198,810	177,375	493,806	452,694
Depreciation and amortization	45,241	24,477	110,079	102,667

Total costs and expenses	2,908,354	2,159,441	7,828,505	5,353,523

Operating income (loss)	(645,934)	(353,930)	(1,564,141)	(2,326,463)
Other income (loss), net (Note 6)	(224,254)	(221,847)	(488,040)	4,205,505
Net gain (loss) on sale of investment securities (Note 2)	—	(788,268)	—	21,232,066

Income (loss) before deferred tax benefit	(870,188)	(1,364,045)	(2,052,181)	23,111,108
Deferred tax benefit (expense)	—	—	—	(6,987,595)
Provision for state income taxes	(96,000)	—	(404,000)	(1,238,650)

Net income (loss)	(966,188)	(1,364,045)	(2,456,181)	14,884,863
Other comprehensive income	—	—	—	—

Comprehensive income (loss)	$(966,188)	$(1,364,045)	$(2,456,181)	$14,884,863

Net income (loss) per common share:
Basic	$(0.14)	$(0.15)	$(0.36)	$1.68
Diluted	$(0.14)	$(0.15)	$(0.36)	$1.68

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows (unaudited)

	Nine months ended September 30,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$(2,456,181)	$14,884,863
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred tax provision (benefit)	—	6,987,595
Depreciation and amortization	110,079	102,667
Provision for loss on trade accounts receivable	—	(1,104,261)
Gain on sale of securities investment	—	(21,232,066)
Loss on sale or disposal of fixed assets	—	116,160
Changes in operating assets and liabilities:
Trade receivables	(386,367)	309,228
Miscellaneous receivables	—	2,500,000
Inventories	20,583	(5,152)
Prepaid expenses and other current assets	51,025	12,450
Accounts payable and other liabilities	(302,744)	(14,162,717)

Net cash used in operating activities	(2,963,605)	(11,591,233)

Cash flows from investing activities:
Net sales/maturities (purchases) of investments	162,059	23,039,112
Purchases of property and equipment	(216,589)	(191,783)
Intangible and other assets	—	(11,055)

Net cash provided by (used in) investing activities	(54,530)	(22,836,274)

Cash flows from financing activities:
Payment on redeemable common shares	—	(7,988,746)
Proceeds from issuance of common stock of subsidiary	12,600	13,500

Net cash provided by (used in) financing activities	12,600	(7,985,246)

Net increase (decrease) in cash and cash equivalents	(3,005,535)	3,259,794
Cash and cash equivalents, beginning of the period	8,501,162	169,363

Cash and cash equivalents, end of the period	$5,495,626	$3,429,157

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION AND THE COMPANY

THE COMPANY - Medical Device Alliance Inc. (“MDA” or the “Company”), a Nevada corporation, was formed on September 11, 1995 to acquire, develop and market medical and surgical devices on a global basis. In November 1996, MDA formed a wholly-owned subsidiary, LySonix Incorporated, which was headquartered in Carpinteria, California, and MDA Capital Incorporated, which is located at the corporate headquarters in Las Vegas, Nevada. LySonix developed and marketed ultrasonic surgical systems and related products, and MDA Capital Incorporated provided financing programs to customers of LySonix. In September 1998, the Company completed the acquisition of Parallax Medical, Inc., an entity primarily engaged in product development for vertebroplasty procedures in the niche spinal/orthopedic market.

The Company has incurred net operating losses since inception and expects to continue to incur such losses unless and until its products successfully achieve commercial viability. In addition, a significant portion of its contributed capital was advanced to an affiliated entity, the repayment of which was primarily with long-term assets. These and other factors caused a severe liquidity problem at the Company. Management of the Company has developed an operating plan that it believes will generate sufficient cash flow to enable the Company to conduct its operations in the normal course of business. Management believes the settlement agreements in the Ahr matter, McGhan matter and Inamed matter along with the settlement of the Mentor patent litigation will allow the Company to implement a normalized business plan. The Company’s business plan focuses primarily on the development and expansion of the Company’s Parallax Medical, Inc. subsidiary. Management also believes that it has the means through forecasted Parallax sales, conservative business practices and its current cash position to fund operations for at least the next 12 months.

BASIS OF PRESENTATION – The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The financial information included in this quarterly report should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto for the fiscal year ended December 31, 2002 and amendments thereto. The December 31, 2002 information has been derived directly from the annual financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and all such adjustments were normal and recurring. Operating results for the three and nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Concentrations of Credit Risk. The Company grants credit terms in the normal course of business to its customers, which consist primarily of hospitals, physicians, and distributors. The Company monitors the creditworthiness of its customers and provides an allowance for uncollectible accounts. At both September 30, 2003 and 2002, such allowance totaled $0.

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of temporary cash investments, trade receivables and investments. The Company places its temporary cash investments in certificates of deposit and with high-quality financial institutions.

No single customer had a net balance due greater than 10% of consolidated net trade receivables at September 30, 2003. No single customer accounted for net sales greater than 10% of consolidated net sales for the three and nine months ended September 30, 2003. However, for the three and nine months ended September 30, 2002, Medtronic Sofamor Danek, Inc. (“MSD”) accounted for 43% and 35% of net sales, respectively. Concentrations of credit risk with respect to trade receivables diminished in 2003 due to the amendment to the distribution agreement with MSD. The Company does not normally require collateral or other security to support sales of products on credit.

Inventories. Inventories are stated at the lower of cost (first-in, first-out basis) or market and primarily consist of finished products. Inventories consist primarily of medical devices manufactured for the Company, including products that enable physicians to perform vertebroplasty or other types of percutaneous bone cement injections.

Property and Equipment. Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are estimated to range from two to seven years. Leasehold improvements are amortized over the shorter of the useful life of the asset or the term of the related lease. During the three and nine months ended September 30, 2003 and 2002, depreciation expense totaled $45,000, $110,000, $24,000 and $103,000, respectively.

Investments. Investments are carried at fair value and were considered available for sale for periods prior to 2002. During 2002, the investments were classified as trading securities. Any unrealized gains and losses for available-for-sale securities through December 31, 2001, were reported as a separate component of stockholders’ equity (deficit). Realized and unrealized gains and losses in 2002 and 2003 for trading investments are included in income on a current basis. In the periods ended September 30, 2003 and 2002, $0 and approximately $21,232,000, respectively, of realized gains are included in the nine month net gain on sale of investment securities. Substantially all of the securities were sold in 2002; the gain on the remaining securities sold in 2003 was insignificant.

Revenue Recognition. The Company records sales upon shipment of the product, net of any related discounts. On any product where warranty is provided, the Company estimates and records the related cost at the time of sale. Such amount will be periodically adjusted to reflect actual experience.

Net Income (Loss) per Share. The Company follows the provisions of SFAS No. 128, “Earnings Per Share”, that established standards for the computation, presentation and disclosure of earnings per share (“EPS”). It requires dual presentation of Basic EPS and Diluted EPS on the face of the income statements for entities with complex capital structures. Basic EPS is based on the weighted average number of common shares outstanding during the period, which totaled 6,871,155 for the three and nine months ended September 30, 2003 and 8,876,155 for the three and nine months ended September 30, 2002, respectively. Diluted EPS is the same since the effect of all potentially dilutive securities were anti-dilutive.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Ultimate results could differ from those estimates.

Comprehensive Income (Loss). Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. For the three months and nine months ended September 30, 2003 and 2002, the Company’s comprehensive income (loss) is the same as net income (loss).

Accounting for Stock-Based Compensation. The Company applies Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for it’s various stock option plans. As the Company has only issued fixed term stock option grants at or above the fair market value on the date of the grant, there is no compensation expense recognized in the accompanying financial statements. The Company has adopted the disclosure – only provisions of SFAS No. 123, “Accounting for Stock- Based Compensation” and SFAS No. 148, “Accounting for Stock Based Compensation-Transition and Disclosure”, which was released in December 2002 as an amendment to SFAS No. 123. In accordance with SFAS No. 148, the following table illustrates the effect on net income and earnings per share as if the company has applied the fair value recognition provisions of SFAS No. 123.

	Three months Ended September 30,		Nine Months Ended September 30,
Profit or Loss (unaudited)	2003	2002	2003	2002
Net income (loss) as reported	$(966,188)	$(1,364,045)	$(2,456,181)	$14,884,863
Less: Total stock-based employee compensation expense determined under fair value based method for all awards	(17,283)	(21,351)	(51,410)	(64,515)

Pro forma net income (loss)	$(983,471)	$(1,385,396)	$(2,507,591)	$14,820,348

Basic and diluted net income (loss) per share:
As reported	$(.14)	$(.15)	$(.36)	$1.68
Pro forma	$(.14)	$(.16)	$(.36)	$1.67

The above pro forma net income (loss) and net income (loss) per share do not consider any related tax benefit from stock option exercises.

Effect of Recently Issued Accounting Standards

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS No. 146 nullifies EITF No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognized when they are incurred. Under EITF No. 94-3, a liability for an exit cost was recognized at the date of an entity’s commitment to an exit plan. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. Under SFAS No. 146, an entity may not restate its previously issued financial statements. The adoption of SFAS No. 146 did not have a material impact on its financial position, results of operations or cash flows.

In November 2002, the FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Guarantees of the Indebtedness of Others”, which addresses the accounting for and disclosure of guarantees. Interpretation No. 45 requires a guarantor to recognize a liability for the fair value of a guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee. The disclosure requirements are effective for interim and annual financial statements ending after December 15, 2002. The initial recognition and measurement provisions are effective on a prospective basis for guarantees issued or modified after December 31, 2002. The Company’s adoption of Interpretation No. 45 did not have a material effect on the Company’s consolidated financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”. The objective of this interpretation is to provide guidance on how to identify a variable interest entity (“VIE”) and determine when the assets, liabilities, noncontrolling interests, and results of operations of a VIE need to be included in a company’s consolidated financial statements. A company that holds variable interests in an entity will need to consolidate the entity if the company’s interest in the VIE is such that the company will absorb a majority of the VIE’s expected losses and/or receive a majority of the entity’s expected residual returns, if they occur. Interpretation No. 46 also requires additional disclosures by primary beneficiaries and other significant variable interest holders. The interpretation became effective upon issuance. The Company’s adoption of this interpretation did not have an effect on its consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This statement affects the classification, measurement and disclosure requirements of the following three types of freestanding financial instruments: (1) manditorily redeemable shares, which the issuing company is obligated to buy back with cash or other assets; (2) instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets, which includes put options and forward purchase contracts; and (3) obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers’ shares. In general, SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an impact on the Company’s consolidated financial position or disclosures.

3. STOCKHOLDERS’ EQUITY

Series B Convertible Preferred Stock. In connection with the acquisition of Parallax, the Company issued 666,667 shares of Series B convertible preferred stock (the “Series B Preferred Stock”) at a par value of $.001 per share. A former officer of the Company made a claim against the Company for payment pursuant to the severance provision of his employment agreement. The Receiver commenced litigation against the former officer alleging that he had breached his fiduciary duty, the duty of good faith and loyalty and had been unjustly enriched with respect to his role in the merger transaction with Parallax. The former officer, as a result of his efforts in the aforementioned merger, received Series B Preferred Stock along with a “put” entitling him to force MDA to buy back the Preferred Stock at seven dollars and fifty cents ($7.50) per share. The parties entered into an agreement on May 9, 2003 to settle all outstanding claims between them. The terms of the agreement required the former officer to transfer 87,065 shares of Preferred Stock to the Company and to waive and release any and all claims in relation to funds due and owing to him pursuant to his employment contract and pursuant to any right associated with any remaining shares of MDA stock. The settlement agreement was approved by the Court on August 6, 2003. Accordingly, 579,603 shares of Series B Preferred Stock were outstanding at September 30, 2003. The redemption value of the returned shares ($653,000) was reclassified from redeemable Series B Preferred Stock to additional paid-in capital.

On May 6, 2003, the Chief Executive Officer of Parallax, Howard Preissman, sent a notice to the Company requesting the redemption of all of the then outstanding Series B Preferred Stock at a cost of approximately $2.9 million. On May 22, 2003, the Receiver filed a motion for instructions before the Court seeking an order not to redeem the Series B Preferred Stock.

On October 14, 2003, the Parallax stockholders (the “Series B Preferred Stockholders”) and the Receiver entered into a settlement agreement, which caused the cancellation of the exercise of the redemption right. The Company agreed, among other things, to file an amendment to the Certificate of Designation, Rights and Preferences of the Series B Convertible Preferred Stock under which the Series B Preferred Stockholders will receive certain cumulative annual dividends and receive a purchase priority in the amount of $7.50 per share in the event of a merger or change of control of the Company (see Note 8).

4. CONTINGENCIES

Litigation. The Company is, and will most likely continue to be, involved in claims and litigation, including product liability issues, which are considered normal in the nature of its business.

On January 13, 2003, Elizabeth Lawson Lyons and Emily Hill Lalor filed a lawsuit against LySonix, in the Circuit Court of Jefferson County, Alabama. In a lawsuit captioned Elizabeth Lawson Lyons et al. v. LySonix et al. (the “Lyons Litigation”) Ms. Lyons alleges that LySonix is responsible for the wrongful death of her sister, Emily Lawson Wade, based on several theories of negligence and product liability. The Company believes that the Lyons Litigation is without merit and will be covered by its tail insurance policy; however, the Company could be forced to incur material expenses in this litigation.

5. INCOME TAXES

The Company did not provide any current or deferred Federal income tax provision or benefit for any of the periods presented because it has experienced operating losses since inception. The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of net operating loss, because of uncertainty regarding its realizability.

As of December 31, 2002, the Company has available net operating loss carryovers of approximately $11 million for Federal income tax purposes that will expire between the years 2010 and 2022. As a result of the change of control provision of Internal Revenue Code Section 382, a significant portion of these net operating loss carryforwards may be subject to limitation on future utilization (see Note 8). The Company also has general business credit carryovers of approximately $100,000 that will expire in 2011 and 2012.

The Company recorded a provision for state income taxes of $96,000 and $404,000 for the three and nine months ended September 30, 2003 relating to penalties and interest on the state tax provision recorded in 2002.

The Company recorded Federal deferred tax benefits in 2001 related to the ability of the Company to estimate the future recovery of a portion of its prior net operating losses due to the sales of Inamed stock in 2002, and resulting realized gains. This deferred benefit was reversed during 2002, based on the realized gains in 2002.

6. OTHER INCOME (LOSS)

The following balances primarily represent the effects of the litigation settlements that occurred on December 21, 2001 and the receivership expenses for the specified periods.

	Three months Ended September 30,		Nine Months Ended September 30,
Profit or Loss (unaudited)	2003	2002	2003	2002
Wedbush settlement	$—	$—	$—	$4,000,000
Write-off of accounts payable due to court order (Note 7)	—	—	—	401,982
Settlement payment to former officer	(90,000)	—	—	—
Attorney fees from litigation settlement	—	(58,000)	(90,000)	(62,520)
Settlement from patent litigation	—	—	—	329,254
Receivership fees	(148,736)	(155,411)	(446,152)	(473,346)
Patent litigation attorney fees	—	—	—	(51,631)
Other, net	14,482	(8,436)	48,112	61,766

	$(224,254)	$(221,847)	$(488,040)	$4,205,505

7. OTHER EVENTS

In February 2003, the Court approved a motion filed by the Receiver to complete the proof of claims process. The order authorized the Company to pay approved claims to its creditors in the amount of $110,676. The Receiver filed objections to some of the claims. Two of the claimants appealed and were denied by the Court. After making the approved payments to creditors, the Company wrote off a total of $401,982 in payables outstanding to other income as of January 1, 2002, as a result of the proof of claims process.

8. SUBSEQUENT EVENTS

On October 23, 2003, the Company, ArthroCare Corporation, a Delaware corporation (“ArthroCare”), and Alpha Merger Sub Corporation, a Nevada corporation and wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “ArthroCare Merger Agreement”). Pursuant to the terms of the ArthroCare Merger Agreement, and subject to certain conditions being satisfied or waived, Merger Sub will merge with and into the Company and the Company will be the surviving company after the Merger as a wholly-owned subsidiary of ArthroCare. These conditions included the Company satisfying certain regulatory filing requirements and obtaining completed contractual consents. At the effective time of the Merger (the “Effective Time”), which is expected to take place in the first quarter of 2004, each share of the Company’s Series B Preferred Stock (the “Preferred Stock”) issued and outstanding prior to the Effective Time shall be automatically converted into the right to receive $7.50 per share in cash, plus one contingent value right, which represents the right to receive certain payments relating to net revenue on the sale of certain of the Company’s products during the 2005 calendar year (each, a “Preferred Stock Contingent Value Right”). Each share of the Company’s common stock (the “Common

Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive approximately (a) $28.0 million, plus (i) the aggregate exercise prices of all outstanding options to purchase shares of Common Stock (the “Company Options”), plus (ii) the aggregate exercise prices of all outstanding options to purchase shares of common stock of Parallax Medical, Inc., a Delaware corporation (“Parallax”) and the Company’s majority-owned (“Parallax Options”) multiplied by 0.75, minus (iii) the total cash amount paid to all of the holders of the Preferred Stock, minus (iv) certain holdbacks more fully set forth in the ArthroCare Merger Agreement, i.e. the Company’s working capital as of the Effective Time and State of California taxes due for the 2002 calendar year, and the Contingent Value Rights Agreement, divided by (b)(i) all Parallax Options multiplied by 0.75, plus (ii) the number of shares of the Company’s Common Stock and Company Options outstanding as of the Effective Time, plus (c) one contingent value right per common share, which represents the right to receive certain payments relating to cash held by the Company as of the Effective Time, net revenue on the sale of certain of the Company’s products during the 2005 calendar year and certain other matters (each, a “Common Stock Contingent Value Right”). The Common Stock Contingent Value Rights and Preferred Stock Contingent Value Rights (collectively, the “Contingent Value Rights”) are further described in the form of Contingent Value Rights Agreement by and among Parent, the Company, Merger Sub and specified other parties (the “CVR Agreement”). The Company and ArthroCare have also agreed that, in the event the ArthroCare Merger Agreement is terminated under certain circumstances, one party may be obligated to pay the other’s out-of-pocket expenses and the Company may be required to pay specified termination fees.

As part of the ArthroCare Merger Agreement, ArthroCare has also entered into a Stockholder Support Agreement, dated as of October 23, 2003, with certain of the Company’s stockholders, including Vegas Ventures, LLC, pursuant to which Vegas Ventures, LLC granted ArthroCare an irrevocable proxy to vote 1,202,619 of their 1,750,000 shares of the Company’s Common Stock in favor of adoption of the ArthroCare Merger Agreement and against certain other alternative proposals as more fully set forth therein. ArthroCare also entered into a Stockholder Support Agreement, dated as of October 23, 2003, with certain other stockholders of the Company who are affiliated with Donald K. McGhan, the Company’s former Chairman and Chief Executive Officer (the “McGhan Entities”), pursuant to which such stockholders granted ArthroCare an irrevocable proxy to vote their aggregate of 2,150,391 shares of the Company’s Common Stock in favor of adoption of the ArthroCare Merger Agreement and against certain other competing proposals as more fully set forth therein. The shares held by Vegas Ventures, LLC and the McGhan Entities, which are subject to the irrevocable proxies described above, represent approximately 45% of the Company’s current outstanding shares.

In addition, Vegas Ventures, LLC, Jeffrey Barber, the Company’s Chief Executive Officer, and Howard Preissman, Parallax’s President and Chief Executive Officer, have each entered into a Stockholder Waiver Agreement, dated as of October 23, 2003, whereby each generally agreed to waive any and all claims that they may have against the Company and ArthroCare with respect to the operation of the Company’s business after the Effective Time as it relates to their right to receive payments under Contingent Value Rights. The McGhan Entities have also entered into a Stockholder Waiver Agreement, dated as of October 23, 2003, whereby each generally agreed to waive any and all claims that they may have or had against the Company and ArthroCare, including, but not limited to, the operation of the Company’s business after the Effective Time as it relates their right to receive payments under Contingent Value Rights. There can be no assurance that the transactions contemplated by the ArthroCare Merger Agreement and the CVR Agreement will be completed.

The foregoing description of the Merger and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the form of CVR Agreement, each Stockholder Support Agreement and each Stockholder Waiver Agreement (form or otherwise) which have been previously filed on a Form 8-K on October 31, 2003 with the U.S. Securities and Exchange Commission (“SEC”).

On October 23, 2003, the Company also executed a Distribution Agreement (the “ArthroCare Distribution Agreement”) with ArthroCare, wherein ArthroCare will begin selling the Company’s products worldwide effective November 15, 2003 and will serve as the exclusive worldwide distributor for the Company’s products until the ArthroCare Distribution Agreement is (a) terminated (i) as a result of the termination of the ArthroCare Merger Agreement or (ii) with thirty (30) calendar days written notice from Parent to the Company to terminate the ArthroCare Distribution Agreement with or without cause; or (b) extended by mutual agreement of both the Company and ArthroCare.

10. PRESENTATION OF QUARTERLY NUMBERS

MEDICAL DEVICE ALLIANCE INC.

AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss) (unaudited)

	Nine months ended September 30, 2003
	1st Quarter	2nd Quarter	3rd Quarter	Year-to-Date
Revenues:
Product sales	$1,742,955	$2,258,989	$2,262,420	$6,264,364

Total revenues	1,742,955	2,258,989	2,262,420	6,264,364

Costs and expenses:
Cost of product sales	322,526	458,989	490,319	1,271,834
Selling, general and administrative	1,732,735	2,046,067	2,173,984	5,952,786
Research and development	146,927	148,069	198,810	493,806
Depreciation and amortization	36,859	27,979	45,241	110,079

Total costs and expenses	2,239,047	2,681,104	2,908,354	7,828,505

Operating loss	(496,092)	(422,115)	(645,934)	(1,564,141)
Other loss, net	(126,943)	(136,843)	(224,254)	(488,040)

Loss before income taxes	(623,035)	(558,958)	(870,188)	(2,052,181)
Provision for state income taxes	(74,000)	(234,000)	(96,000)	(404,000)

Net income (loss)	(697,035)	(792,958)	(966,188)	(2,456,181)
Other comprehensive income	—	—	—	—

Comprehensive income (loss)	$(697,035)	$(792,958)	$(966,188)	$(2,456,181)

	Year ended December 31, 2002
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Revenues:
Product sales	$329,769	$888,540	$1,805,511	$600,339	$3,624,159
Other	2,568	672	—	—	3,240

Total revenues	332,337	889,212	1,805,511	600,339	3,627,399

Costs and expenses:
Cost of product sales	299,044	251,388	596,295	109,778	1,256,505
Selling, general and administrative	1,181,088	1,109,053	1,361,294	1,733,663	5,385,098
Research and development	127,223	148,096	177,375	161,397	614,091
Depreciation and amortization	29,979	48,211	24,477	52,939	155,606

Total costs and expenses	1,637,334	1,556,748	2,159,441	2,057,777	7,411,300

Operating loss	(1,304,997)	(667,536)	(353,930)	(1,457,438)	(3,783,901)
Other income (loss), net	4,922,127	(494,775)	(221,847)	(115,739)	4,089,766
Net gain on sale of investment securities	9,068,527	12,951,807	(788,268)	2,868,432	24,100,498

Income (loss) before income taxes	12,685,657	11,789,496	(1,364,045)	1,295,255	24,406,363
Deferred tax benefit (expense)	(1,551,262)	(5,436,333)	—	(1,689,496)	(8,677,091)
Provision for state income taxes	(510,107)	(728,543)		(161,350)	(1,400,000)

Net income (loss)	10,624,288	5,624,620	(1,364,045)	(555,591)	14,329,272
Other comprehensive income	—	—	—	—	—

Comprehensive income (loss)	$10,624,288	$5,624,620	$(1,364,045)	$(555,591)	$14,329,272

	Year ended December 31, 2001
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Revenues:
Product sales	$1,887,033	$2,016,707	$2,055,352	$1,264,166	$7,223,258
Other	2,502	3,450	7,470	12,353	25,775

Total revenues	1,889,535	2,020,157	2,062,822	1,276,519	7,249,033

Costs and expenses:
Cost of product sales	758,712	759,517	828,849	553,007	2,900,085
Selling, general and administrative	921,601	1,081,169	1,082,144	(859,856)	2,225,058
Research and development	105,355	130,863	141,621	200,415	578,254
Depreciation and amortization	117,797	116,112	118,306	122,889	475,104

Total costs and expenses	1,903,465	2,087,661	2,170,920	16,455	6,178,501

Operating income (loss)	(13,930)	(67,504)	(108,098)	1,260,064	1,070,532
Other loss, net	(253,270)	(180,752)	(278,079)	(3,175,710)	(3,887,811)

Income (loss) before deferred tax benefit	(267,200)	(248,256)	(386,177)	(1,915,646)	(2,817,279)
Deferred tax benefit (expense)	—	—	—	8,677,091	8,677,091

Net income (loss)	(267,200)	(248,256)	(386,177)	6,761,445	5,859,812
Other comprehensive income	—	—	—	15,425,939	15,425,939

Comprehensive income (loss)	$(267,200)	$(248,256)	$(386,177)	$22,187,384	$21,285,751

	Year ended December 31, 2000
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Revenues:
Product sales	$1,160,587	$1,771,880	$1,549,048	$1,584,330	$6,065,845
Other	9,529	3,630	4,739	2,010	19,908

Total revenues	1,170,116	1,775,510	1,553,787	1,586,340	6,085,753

Costs and expenses:
Cost of product sales	467,275	725,017	766,772	878,748	2,837,812
Selling, general and administrative	1,068,190	1,227,300	978,500	(211,372)	3,062,618
Research and development	99,375	131,722	162,244	92,282	485,623
Depreciation and amortization	135,831	147,691	106,550	214,067	604,139

Total costs and expenses	1,770,671	2,231,730	2,014,066	973,725	6,990,192

Operating income (loss)	(600,555)	(456,220)	(460,279)	612,615	(904,439)
Other income (loss), net	(21,907)	55,298	(27,270)	(31,057)	(24,936)

Net income (loss)	(622,462)	(400,922)	(487,549)	581,558	(929,375)
Other comprehensive income	—	—	—	—	—

Comprehensive income (loss)	$(622,462)	$(400,922)	$(487,549)	$581,558	$(929,375)

	Year ended December 31, 1999
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Revenues:
Product sales	$1,160,434	$742,556	$537,232	$492,883	$2,933,105
Other	18,995	22,479	12,919	12,541	66,934

Total revenues	1,179,429	765,035	550,151	505,424	3,000,039

Costs and expenses:
Cost of product sales	1,299,434	346,311	267,892	426,674	2,340,311
Selling, general and administrative	3,601,716	1,773,170	1,051,264	583,796	7,009,946
Research and development	103,498	83,845	85,174	142,521	415,038
Depreciation and amortization	165,400	161,063	152,093	146,324	624,880

Total costs and expenses	5,170,048	2,364,389	1,556,423	1,299,315	10,390,175

Operating loss	(3,990,619)	(1,599,354)	(1,006,272)	(793,891)	(7,390,136)
Other income (loss), net	32,498	(32,757)	1,908	(5,807)	(4,158)

Net loss	(3,958,121)	(1,632,111)	(1,004,364)	(799,698)	(7,394,294)
Other comprehensive income	—	—	—	—	—

Comprehensive loss	$(3,958,121)	$(1,632,111)	$(1,004,364)	$(799,698)	$(7,394,294)

	Year ended December 31, 1998
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Revenues:
Product sales	$2,793,008	$3,661,361	$1,935,583	$538,359	$8,928,311
Other	4,417	13,248	16,098	19,136	52,899

Total revenues	2,797,425	3,674,609	1,951,681	557,495	8,981,210

Costs and expenses:
Cost of product sales	1,386,784	1,854,992	1,097,500	844,377	5,183,653
Selling, general and administrative	5,129,810	4,594,869	3,388,990	4,717,388	17,831,057
Research and development	239,481	259,698	220,918	97,254	817,351
Depreciation and amortization	149,423	163,963	169,778	695,859	1,179,023

Total costs and expenses	6,905,498	6,873,522	4,877,186	6,354,878	25,011,084

Operating loss	(4,108,073)	(3,198,913)	(2,925,505)	(5,797,383)	(16,029,874)
Other income (loss), net	(25,211)	83,041	598,781	(134,343)	522,268

Net loss	(4,133,284)	(3,115,872)	(2,326,724)	(5,931,726)	(15,507,606)
Other comprehensive income	—	—	—	—	—

Comprehensive income (loss)	$(4,133,284)	$(3,115,872)	$(2,326,724)	$(5,931,726)	$(15,507,606)